UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


------------------------------------------------x
IN RE)                                         )     Case No. 98-60390
                                               )
PARAGON TRADE BRANDS, INC.,                    )     Chapter 11
                                               )
               Debtor.                         )     Judge Murphy
                                               )
Federal Tax I.D. No. 91-1554663                )
                                               )
------------------------------------------------x




                 MODIFIED SECOND AMENDED PLAN OF REORGANIZATION




ALSTON & BIRD LLP                             O'MELVENY & MYERS LLP
Attorneys for Debtor and Debtor in            Attorneys for the Official
   Possession                                   Committee of Unsecured Creditors
1201 West Peachtree Street                    153 East 53rd Street
Atlanta, Georgia 30309-3424                   New York, New York 10022
(404) 881-7000                               (212) 326-2000

and                                            and

WILLKIE FARR & GALLAGHER                      PARKER HUDSON RAINER & DOBBS LLP
Special Reorganization Counsel for Debtor     Attorneys for the Official
   and Debtor in Possession                     Committee of Unsecured Creditors
787 Seventh Avenue                            Suite 1500
New York, New York  10019-6099                285 Peachtree Center Avenue
(212) 728-8000                                Atlanta, Georgia  30303
                                              (404) 523-5300

Dated as of: January 13, 2000

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
                                TABLE OF CONTENTS
                                                                                                                Page
 I.  DEFINITIONS..................................................................................................1

          1.1.   ADMINISTRATIVE CLAIM.............................................................................1
          1.2.   AFFILIATE........................................................................................1
          1.3.   ALLOWED CLAIM....................................................................................1
          1.4.   ALLOWED INTEREST.................................................................................2
          1.5.   APPLICABLEBAR DATE...............................................................................2
          1.6.   BALLOT...........................................................................................2
          1.7.   BANKRUPTCY CODE..................................................................................2
          1.8.   BANKRUPTCY COURT.................................................................................2
          1.9.   BANKRUPTCY RULES.................................................................................2
          1.10.  BOARD OF DIRECTORS...............................................................................2
          1.11.  BUSINESS DAY.....................................................................................2
          1.12.  BYLAWS...........................................................................................3
          1.13.  CASH.............................................................................................3
          1.14.  CASH EQUIVALENTS.................................................................................3
          1.15.  CERTIFICATE OF INCORPORATION.....................................................................3
          1.16.  CHAPTER 11 CASE..................................................................................3
          1.17.  CLAIM............................................................................................3
          1.18.  CLAIMS OBJECTION DEADLINE........................................................................3
          1.19.  CLASS............................................................................................3
          1.20.  COMMISSION.......................................................................................3
          1.21.  COMMITTEES.......................................................................................3
          1.22.  CONFIRMATION.....................................................................................3
          1.23.  CONFIRMATION DATE................................................................................3
          1.24.  CONFIRMATION HEARING.............................................................................3
          1.25.  CONFIRMATION ORDER...............................................................................3
          1.26.  CONVENIENCE CLAIM................................................................................4
          1.27.  CREDITORS' COMMITTEE.............................................................................4
          1.28.  CURE STATEMENT...................................................................................4
          1.29.  DEBTOR...........................................................................................4
          1.30.  DEBTOR IN POSSESSION.............................................................................4
          1.31.  DEBTOR'S PROFESSIONALS...........................................................................4
          1.32.  DELAWARE ACTION..................................................................................4
          1.33.  DIP BANK AGENT...................................................................................4
          1.34.  DIP CLAIM........................................................................................4
          1.35.  DIP CREDIT AGREEMENT.............................................................................4
          1.36.  DISALLOWED.......................................................................................4
          1.37.  DISBURSEMENT ACCOUNT(S)..........................................................................4
          1.38.  DISCLOSURE STATEMENT.............................................................................5
          1.39.  DISCLOSURE STATEMENT HEARING.....................................................................5


                                      (i)

          1.40.  DISPUTED.........................................................................................5
          1.41.  DISPUTED CLAIMS RESERVE..........................................................................5
          1.42.  DISTRIBUTION.....................................................................................5
          1.43.  DISTRIBUTION DATE................................................................................5
          1.44.  DISTRIBUTION RECORD DATE.........................................................................5
          1.45.  EFFECTIVE DATE...................................................................................5
          1.46.  EQUITY COMMITTEE.................................................................................5
          1.47.  ESTATE...........................................................................................5
          1.48.  ESTIMATED........................................................................................5
          1.49.  ESTIMATED CLAIMS SCHEDULE........................................................................5
          1.50.  ESTIMATION ORDER.................................................................................5
          1.51.  EXCHANGE ACT.....................................................................................6
          1.52.  FEE CLAIM........................................................................................6
          1.53.  FEE CLAIMS BAR DATE..............................................................................6
          1.54.  FILED, FILEORFILING..............................................................................6
          1.55.  FINAL DISTRIBUTION...............................................................................6
          1.56.  FINAL DISTRIBUTION DATE..........................................................................6
          1.57.  FINAL ORDER......................................................................................6
          1.58.  IMPAIRED.........................................................................................6
          1.59.  INITIAL DISTRIBUTION DATE........................................................................6
          1.60.  INTEREST.........................................................................................6
          1.61.  INTEREST HOLDERS' NEW COMMON STOCK AMOUNT........................................................6
          1.62.  K-C..............................................................................................6
          1.63.  K-C SETTLEMENT...................................................................................7
          1.64.  K-C SETTLEMENT AGREEMENT.........................................................................7
          1.65.  K-C SETTLEMENT ORDER.............................................................................7
          1.66.  LITIGATION CLAIMS................................................................................7
          1.67.  LITIGATION TRUSTEE...............................................................................7
          1.68.  LITIGATION PROCEEDS..............................................................................7
          1.69.  NEW BOARD........................................................................................7
          1.70.  NEW COMMON STOCK.................................................................................7
          1.71.  NEW COMMON STOCK AMOUNT..........................................................................7
          1.72.  NEW NOTES........................................................................................7
          1.73.  NEW NOTES AMOUNT.................................................................................8
          1.74.  NEW CREDIT AGREEMENT.............................................................................8
          1.75.  NEW ORGANIZATIONAL DOCUMENTS.....................................................................8
          1.76.  NEW SECURITIES...................................................................................8
          1.77.  NON-TEEP RETENTION PLAN..........................................................................8
          1.78.  OLD COMMON STOCK.................................................................................8
          1.79.  OLD COMMON STOCK INTERESTS.......................................................................8
          1.80.  OLD STOCK OPTIONS................................................................................8
          1.81.  OLD STOCK OPTION INTERESTS.......................................................................8
          1.82.  P&G..............................................................................................8
          1.83.  P&G SETTLEMENT...................................................................................8
          1.84.  P&G SETTLEMENT AGREEMENT.........................................................................9

                                      (ii)

          1.85.  P&G SETTLEMENT ORDER.............................................................................9
          1.86.  PERIODIC DISTRIBUTION DATE.......................................................................9
          1.87.  PERSON...........................................................................................9
          1.88.  PETITION DATE....................................................................................9
          1.89.  PLAN.............................................................................................9
          1.90.  PLAN VOTING DEADLINE.............................................................................9
          1.91.  POPE & TALBOT....................................................................................9
          1.92.  PREPETITION......................................................................................9
          1.93.  PREPETITION BANK CLAIM...........................................................................9
          1.94.  PREPETITION CLAIMS BAR DATE......................................................................9
          1.95.  PREPETITION LINE OF CREDIT.......................................................................9
          1.96.  PREPETITION PARAGON CANADA GUARANTY..............................................................9
          1.97.  PREPETITION REVOLVING CREDIT AGREEMENT...........................................................9
          1.98.  PRIORITY NON-TAX CLAIM..........................................................................10
          1.99.  PRIORITY TAX CLAIM..............................................................................10
          1.100. PROFESSIONAL....................................................................................10
          1.101. PROFESSIONAL FEE RESERVE........................................................................10
          1.102. PROPONENTS......................................................................................10
          1.103. PRO RATA SHARE..................................................................................10
          1.104. RECORD DATE.....................................................................................10
          1.105. REGISTRATION RIGHTS AGREEMENT...................................................................10
          1.106. REORGANIZED PARAGON.............................................................................10
          1.107. RESTATED BYLAWS.................................................................................11
          1.108. RESTATED CERTIFICATE OF INCORPORATION...........................................................11
          1.109. RIGHTS..........................................................................................11
          1.110. SCHEDULES.......................................................................................11
          1.111. SECURED CLAIM...................................................................................11
          1.112. SECURITIES ACT..................................................................................11
          1.113. TEEP RETENTION PLAN.............................................................................11
          1.114. TEXAS ACTION....................................................................................11
          1.115. UNCLAIMED PROPERTY..............................................................................11
          1.116. UNSECURED CLAIM.................................................................................11
          1.117. UNSECURED CLAIMS DISTRIBUTION POOL..............................................................11
          1.118. UNSECURED CREDITOR NEW COMMON STOCK AMOUNT......................................................11
          1.119. VOTING PROCEDURES...............................................................................12
          1.120. VOTING RECORD DATE..............................................................................12
          1.121. WARRANTS........................................................................................12
          1.122. WELLSPRING......................................................................................12
          1.123. WELLSPRING COMMITMENT...........................................................................12
          1.124. WELLSPRING CONSIDERATION........................................................................12
          1.125. WELLSPRING INVESTMENT AMOUNT....................................................................12
          1.126. WELLSPRING NEW NOTES INDENTURE..................................................................12
          1.127. WELLSPRING NEW NOTES INDENTURE TRUSTEE..........................................................12
          1.128. WELLSPRING NEW NOTES INTEREST RATE..............................................................13
          1.129. WELLSPRING RIGHTS OFFERING......................................................................13

                                     (iii)


          1.130. WELLSPRING RIGHTS OFFERING PROCEDURES...........................................................13
          1.131. WELLSPRING STOCK PURCHASE AGREEMENT.............................................................13
          1.132. WEYERHAEUSER....................................................................................13

 II.  METHOD OF CLASSIFICATION OF CLAIMS AND  INTERESTS AND GENERAL PROVISIONS...................................13

          2.1. General Rules of Classification...................................................................13
          2.2. Administrative Claims, Fee Claims and Priority Tax Claims.........................................13
          2.3. Satisfaction of Claims and Interests..............................................................13
          2.4. Bar Date for Fee Claims...........................................................................13

 III. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT
      IMPAIRED BY THE PLAN.......................................................................................14

          3.1. Unimpaired Classes Conclusively Presumed to Accept the Plan.......................................14
          3.2. Classes of Claims and Interests Impaired by the Plan and Entitled to Vote.........................14
          3.3. Classes Receiving No Distribution and Deemed to Reject the Plan...................................14
          3.4. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code...................................14

 IV.  CLASSIFICATION OF CLAIMS AND INTERESTS.....................................................................14

          4.1. Classification....................................................................................14

 V.   PROVISIONS FOR ALLOWANCE, TREATMENT AND PAYMENT OF ADMINISTRATIVE
      CLAIMS AND PRIORITY TAX CLAIMS.............................................................................15

          5.1. Treatment of Allowed Priority Tax Claims..........................................................15
          5.2. Treatment of Allowed Administrative Claims........................................................15
          5.3. Treatment of Allowed DIP Claims...................................................................15
          5.4. Treatment of FeeClaims............................................................................16

 VI.  TREATMENT OF CLASSES OF ALLOWED CLAIMS AND ALLOWED INTERESTS...............................................16

          6.1. Treatment of Allowed Secured Claims (Class 1).....................................................16
          6.2. Treatment of Allowed Priority Non-Tax Claims (Class 2)............................................17
          6.3. Treatment of Allowed Unsecured Claims (Class 3A)..................................................17
          6.4. Treatment of Allowed Convenience Claims (Class 3B)................................................18
          6.5. Treatment of Allowed Old Common Stock Interests (Class 4A)........................................18
          6.6. Treatment of Old Stock Option Interests (Class 4B)................................................18
          6.7. No Distribution in Excess of Allowed Amount of Claim..............................................18

                                      (iv)

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 VII.  COMPROMISE AND SETTLEMENT OF CERTAIN CLAIMS;  THE WELLSPRING STOCK PURCHASE AGREEMENT.....................18

          7.1. Compromise and Settlement of Claims Held by P&G...................................................19
          7.2. Compromise and Settlement of Claims Held by K-C...................................................19
          7.3. Allowance of the Prepetition Bank Claims..........................................................19
          7.4. Allowance and Payment of Postpetition Interest....................................................19
          7.5. The Wellspring Stock Purchase Agreement...........................................................19
          7.7. Withdrawal of Pending Litigation..................................................................20

 VIII.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................................................20

          8.1. Assumption or Rejection...........................................................................20
          8.2. Cure of Defaults upon Assumption..................................................................21
          8.3. Rejection Damage Claims...........................................................................21
          8.4. Objections........................................................................................21
          8.5. Bar Date for Rejection Damage Claims..............................................................21
          8.6. Deemed Consents...................................................................................21

 IX.  MEANS OF IMPLEMENTATION OF THE PLAN........................................................................21

          9.1. Funding and Distribution of Cash..................................................................22
          9.2. Working Capital Facility..........................................................................22
          9.3. Intentionally omitted.............................................................................22
          9.4. Cancellation of Instruments.......................................................................22
          9.5. Restated Certificate of Incorporation; Restated Bylaws............................................22
          9.6. Issuance of New Common Stock, New Notes and Warrants..............................................22
          9.7. Certain Provisions Regarding New Common Stock.....................................................23
          9.8. Estimation of Disputed Claims.....................................................................23
          9.9. Continuation of Business..........................................................................23
          9.10. Provisions for Management........................................................................23
          9.11. Consummation of P&G Settlement...................................................................24
          9.12. Consummation of K-C Settlement...................................................................24
          9.13. Revesting of Property in Reorganized Paragon.....................................................24
          9.14. Surrender of Instruments/Cancellation of Stock...................................................24
          9.15. Release of Liens and Perfection of Liens.........................................................25
          9.16. Registration of Securities.......................................................................26
          9.17. Avoidance Actions................................................................................27
          9.18. Exemption from Certain Transfer Taxes............................................................27
          9.19. Compromise of Controversies......................................................................27
          9.20. Continuation of Paragon's 401(k) and Profit Sharing Plan.........................................27
          9.21. Investigation, Prosecution and/or Settlement of the Litigation Claims............................27
          9.22. Wellspring Rights Offering.......................................................................33

                                      (v)


 X.  ADMINISTRATION OF THE PLAN..................................................................................33

          10.1. Implementation of Plan...........................................................................33
          10.2. Responsibilities of Reorganized Paragon..........................................................33
          10.3. Other............................................................................................34
          10.4. Powers of Reorganized Paragon as Administrator of the Plan.......................................34
          10.5. Exculpation and Limitation of Liability..........................................................34
          10.6. Distribution by Reorganized Paragon..............................................................34
          10.7. Establishment and Maintenance of Disbursement Accounts...........................................34

 XI.  DISTRIBUTIONS..............................................................................................35

          11.1.  Timing of Distributions.........................................................................35
          11.2.  Manner of Payment...............................................................................35
          11.3.  Persons Deemed Holders of Registered Securities.................................................35
          11.4.  Compliance with Tax Requirements................................................................35
          11.6.  De Minimis Distributions........................................................................35
          11.7.  Periodic Distributions to Holders of Allowed Unsecured Claims and Allowed Old Common Stock
                  Interests......................................................................................36
          11.8.  Initial Distributions to the Holders of Subsequently Allowed Unsecured Claims and Allowed
                  Interests......................................................................................36
          11.9.  Subsequent Periodic Distributions to Holders of Previously Allowed Claims and Previously
                  Allowed Interests..............................................................................36
          11.10. Final Distribution..............................................................................36
          11.11. Distributions on Disputed Claims................................................................37
          11.12. Disbursement of Funds and Delivery of New Securities............................................37
          11.13. Fractional Cents................................................................................37
          11.14. Fractional Securities...........................................................................37
          11.15. Disputed Payments...............................................................................37
          11.16. Unclaimed Property..............................................................................38

 XII.  DISPUTED CLAIMS, DISPUTED INTERESTS, ESTIMATION, RESERVES AND MISCELLANEOUS DISTRIBUTION PROVISIONS.......38

          12.1. Objections to Claims; Prosecution of Disputed Claims.............................................38
          12.2. Estimated Claims Schedule........................................................................38
          12.3. Estimation Order.................................................................................38
          12.4. No Recourse to Reorganized Paragon...............................................................38
          12.5. Disputed Claims Reserves.........................................................................39
          12.6. Fluctuation in Value of New Securities...........................................................39
          12.7. Voting of Certain New Common Stock...............................................................39
          12.8. Returned Distributions...........................................................................39
          12.9. Estimation of Claims.............................................................................40
          12.10. Amendments of Claims............................................................................40

                                      (vi)

 XIII.  WAIVERS, DISCHARGE, RELEASE, INDEMNIFICATION, ABANDONMENT, AND SETTLEMENT OF CLAIMS......................40

          13.1.  Discharge of Debtor.............................................................................40
          13.2.  Complete Satisfaction...........................................................................40
          13.3.  Release of Debtor...............................................................................41
          13.4.  Exoneration.....................................................................................41
          13.5.  Indemnification.................................................................................41
          13.6.  Release of Committee Members....................................................................42
          13.7.  Enforceability of Releases......................................................................42
          13.8.  Additional Releases.............................................................................42
          13.9.  Injunction......................................................................................42
          13.10. Terms of Injunctions or Stays...................................................................42

 XIV.  CONDITIONS TO CONFIRMATION/EFFECTIVE DATE.................................................................42

          14.1. Conditions Precedent to Confirmation.............................................................42
          14.2. Conditions Precedent to Effective Date...........................................................43
          14.3. Additional Conditions Precedent to Effective Date................................................43
          14.4. Waiver of Conditions Precedent to Confirmation and Consummation..................................44
          14.5. Mootness.........................................................................................44

 XV.  MISCELLANEOUS PROVISIONS...................................................................................44

          15.1. Administration Pending Effective Date............................................................44
          15.2. Carrying Out of Terms............................................................................44
          15.3. Withdrawal of the Plan...........................................................................44
          15.4. Amendments and Modifications to Plan.............................................................44
          15.5. Severability.....................................................................................45
          15.6. Confirmation Order...............................................................................45
          15.7. Compliance with Securities Laws and Tax Requirements.............................................45
          15.8. Interpretation, Rules of Construction, Computation of Time, and Choice of Law....................45
          15.9. Binding Effect of the Plan.......................................................................46
          15.10. Payment of Statutory Fees.......................................................................46
          15.11. Dissolution of Committees.......................................................................46
          15.12. Governing Law...................................................................................47
          15.13. Method of Notice................................................................................47
          15.14. Authorization of Corporate Action...............................................................48
          15.15. Continued Confidentiality Obligations...........................................................48

 XVI.  RETENTION OF JURISDICTION.................................................................................49

          16.1. Retention of Jurisdiction........................................................................49

                                     (vii)

                                  INTRODUCTION

                  This Modified Second Amended Plan of Reorganization, dated as of January 13, 2000, is jointly proposed by Paragon Trade Brands, Inc. ("Paragon" or the "Debtor"), the above-captioned debtor and debtor in possession,  and  Paragon's  Official  Committee  of  Unsecured  Creditors  (the
"Creditors' Committee"). Reference is made to the Disclosure Statement (as defined below), including exhibits thereto, for a discussion of the Debtor's history, business, results of operations, historical financial information, and for a summary and analysis of this Plan. No solicitation materials, other than the Disclosure Statement and related materials transmitted herewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of this Plan.

                  Under the Plan, Paragon will be reorganized either (a) through the consummation of a stock purchase agreement (the "Wellspring Stock Purchase Agreement") with PTB Acquisition Company LLC, a wholly-owned subsidiary of Wellspring Capital Management LLC ("Wellspring"), and the distribution of the proceeds thereof to fund certain distributions under the Plan, or (b) alternatively, on a stand-alone plan of reorganization basis. In the event that the Wellspring Stock Purchase Agreement is consummated, holders of Allowed Unsecured Claims will receive distributions in amounts equal to their Pro Rata Share of Cash, New Notes, and the right to participate in the Wellspring Rights Offering, and holders of Allowed Old Common Stock Interests will receive their Pro Rata Share of the Interest Holders' New Common Stock Amount, the right to participate in the Wellspring Rights Offering (to the extent all such rights are not exercised by holders of Allowed Unsecured Claims in the Wellspring Rights Offering), and the Warrants. If the Wellspring Stock Purchase Agreement is not consummated and Paragon is reorganized on a stand-alone basis hereunder, holders of Allowed Unsecured Claims will receive distributions in amounts equal to their Pro Rata Share of the Unsecured Creditor New Common Stock Amount and holders of Allowed Old Common Stock Interests will receive their Pro Rata Share of the Interest Holders' New Common Stock Amount and the Warrants. Whether or not the Wellspring Stock Purchase Agreement is consummated, holders of Allowed Unsecured Claims and Allowed Old Common Stock Interests also will receive such portion of the Litigation Proceeds, if any, as is allocable to such Claims and Interests in accordance with the provisions of this Plan. Section 7.5 of the Plan sets forth the circumstances in which the different plan alternatives set forth in this paragraph will be pursued.

                                       I.

                                   DEFINITIONS

                  In  addition  to such  other  terms  as are  defined  in other
Sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

          1.1. "ADMINISTRATIVE CLAIM" means any Claim, other than a Fee Claim, for a cost or expense of administration of the Chapter 11 Case asserted or arising under sections 503(b) and 507(a)(1) of the Bankruptcy Code, or a Claim given such status by Final Order of the Bankruptcy Court, and any fees or charges assessed against the Estate under section 1930, title 28, United States Code.

          1.2.  "AFFILIATE" means an affiliate as such term is defined in section 101(2) of the Bankruptcy Code.

          1.3. "ALLOWED CLAIM" or "Allowed [Class ____] Claim" means a Claim against the Debtor (in the relevant Class, if a Class is specified) to the extent such Claim is either:

                  (a) listed by the Debtor in the Schedules in an amount greater than zero and as not being contingent, unliquidated, disputed or undetermined, to the extent that it is not objected to on or before the Claims Objection Deadline and is not otherwise Disallowed;

                  (b) a Claim or any portion of such Claim, proof of which has been timely Filed by any Applicable Bar Date, or deemed timely Filed under applicable law or by Final Order of the Bankruptcy Court, pursuant to the Bankruptcy Code, Bankruptcy Rules or applicable law, or Filed late, with Bankruptcy Court leave pursuant to a Final Order, after notice and a hearing, and either (i) is not objected to on or before the Claims Objection Deadline and is not otherwise Disallowed, or (ii) is otherwise allowed by a Final Order;

                  (c) a Claim or any portion of such Claim that: (i) is allowed:
(A) in any contract, instrument, indenture or other agreement entered into in connection with the Plan; (B) in a Final Order or, in the case of Claims held by P&G and K-C, the P&G Settlement Order and the K-C Settlement Order, respectively; or (C) pursuant to the terms of the Plan; or (ii) is settled prior to the Effective Date pursuant to any stipulation among the Debtor and the Claim holder that has been approved by the Bankruptcy Court pursuant to a Final Order; or

                  (d) with respect to an Administrative Claim only, (i) was incurred by the Debtor in the ordinary course of business during the Chapter 11 Case (including under any license agreement with P&G or K-C) to the extent due and owing without defense, offset, recoupment or counterclaim of any kind, and
(ii) is not otherwise Disputed.

                  Unless otherwise specified herein or by Final Order of the Bankruptcy Court, "Allowed Claim" shall not, for purposes of computation of Distributions under the Plan, include interest or similar charges accrued after the Petition Date. For purposes of determining the amount of an "Allowed Claim," there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent the Debtor is entitled to exercise a right of set off pursuant to applicable law.

          1.4. "ALLOWED INTEREST" means an Interest (exclusive of any shares of stock representing such Interest held in treasury) in the Debtor that is registered as of the Record Date in such stock register as may be maintained by or on behalf of the Debtor, and to which no objection has been made before any applicable deadline or which has been allowed by Final Order.

          1.5. "APPLICABLE BAR DATE" means, as the case may be, the Prepetition Claims Bar Date, the Fee Claims Bar Date or such other bar date as may be fixed by the Plan or any order of the Bankruptcy Court.

          1.6. "BALLOT" means the form of ballot distributed, together with the Disclosure Statement, to holders of Claims and Interests entitled to vote for the purpose of acceptance or rejection of the Plan.

          1.7. "BANKRUPTCY CODE" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

          1.8. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Georgia, Atlanta Division, or, to the extent that such court ceases to exercise jurisdiction over the Chapter 11 Case, such other court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

          1.9. "BANKRUPTCY  RULES"  means  the   Federal   Rules  of  Bankruptcy
Procedure, as amended, promulgated under section 2075 of title 28 of the United States Code, as applicable to the Chapter 11 Case.

          1.10. "BOARD OF DIRECTORS" means the board of directors of the Debtor as it exists immediately prior to the Effective Date.

          1.11. "BUSINESS DAY" means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

          1.12. "BYLAWS" means  the  Bylaws of the Debtor, as in effect on   the
Petition Date, as amended, through the Effective Date.

          1.13. "CASH" means legal tender of the United States of America.

          1.14. "CASH   EQUIVALENTS"   means  (a)  readily   marketable  direct
obligations of, or obligations guaranteed by, the United States of America, (b) commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, and (c) interest-bearing certificates of deposit or other similar obligations, having maturities of not more than one (1) year, of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than Five Hundred Million Dollars ($500,000,000).

          1.15. "CERTIFICATE   OF   INCORPORATION"   means  the  Certificate  of
Incorporation  of  the   Debtor, as in  effect on the Petition Date, as amended,
through the Effective Date.

          1.16. "CHAPTER 11 CASE" means the case under chapter 11 of the Bankruptcy Code concerning Paragon which was commenced on the Petition Date and is being administered in the Bankruptcy Court under case number 98-60390 (Judge Murphy).

          1.17. "CLAIM" means a claim, as such term is defined in section 101(5) of the Bankruptcy Code, against the Debtor.

          1.18. "CLAIMS OBJECTION DEADLINE" means (a) for all Claims other than Fee Claims, the date that is the later of (i) the Effective Date, (ii) sixty
(60)  calendar  days  after the Filing of a proof of claim for such  Claim,  and
(iii) such other deadline for objecting to a Claim as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or an order of the Bankruptcy Court, which order may be entered on notice only to the Debtor and counsel to the Committees (and, if the Wellspring Stock Purchase Agreement has been executed and has not been terminated, Wellspring) and at any time regardless of whether before or after the date specified in clauses (i) and (ii) hereof; and (b) for Fee Claims, the date established as such in the Confirmation Order.

          1.19. "CLASS" means any class of Claims or Interests established under
Article IV of the Plan  pursuant to section 1122 of the Bankruptcy Code.

          1.20. "COMMISSION" means the Securities and Exchange Commission.

          1.21. "COMMITTEES" means the official committees appointed in the Chapter 11 Case pursuant to section 1102(a) of the Bankruptcy Code, consisting of the Creditors' Committee and the Equity Committee.

          1.22. "CONFIRMATION" means the signing of the Confirmation Order by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          1.23. "CONFIRMATION DATE" means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

          1.24. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

          1.25. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, the form of the Confirmation Order must be reasonably satisfactory to Wellspring. The form of the Confirmation Order also must be reasonably satisfactory to each of P&G and K-C, provided each of P&G and K-C, as the case may be, has voted to accept the Plan.

          1.26. "CONVENIENCE CLAIM" means any Allowed Unsecured Claim against the Debtor in the amount of five thousand dollars ($5,000.00) or less; PROVIDED, HOWEVER, that if the holder of an Allowed Unsecured Claim in an amount greater than five thousand dollars ($5,000.00) but not greater than ten thousand dollars ($10,000.00) elects on such holder's Ballot (a) Convenience Claim treatment and
(b) to reduce such Claim to five thousand dollars ($5,000.00) in accordance with
Section 6.4(b) hereof, such Claim shall be treated as a Convenience Claim for all purposes. No holder of an Allowed Unsecured Claim against the Debtor in excess of ten thousand dollars ($10,000.00) shall be entitled to elect Convenience Class treatment with respect to such Allowed Unsecured Claim.

          1.27. "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, on or about January 16, 1998, as reconstituted from time to time.

          1.28. "CURE STATEMENT" shall have the meaning ascribed to such term in
Section 8.1 hereof.

          1.29. "DEBTOR"   means   Paragon   Trade   Brands,  Inc.,  a  Delaware
corporation.

          1.30. "DEBTOR  IN  POSSESSION"  means   the   Debtor   as   debtor  in
possession  pursuant  to  sections  1107 and 1108 of the Bankruptcy Code.

          1.31. "DEBTOR'S  PROFESSIONALS"   means  any  Persons retained  by the
Debtor  pursuant to section 327 of the  Bankruptcy Code.

          1.32. "DELAWARE ACTION" means the action commenced on or about January 20, 1994 in the United States District Court for the District of Delaware, entitled THE PROCTER & GAMBLE COMPANY V. PARAGON TRADE BRANDS, INC., Case No. 94-CV-16 (LON) (D. Del.).

          1.33. "DIP BANK AGENT" means The Chase Manhattan Bank as agent for the syndicate of lending institutions under the DIP Credit Agreement, or any successor thereto or replacement thereof appointed in accordance with the terms of the DIP Credit Agreement.

          1.34. "DIP CLAIM" means any Claim arising under the DIP Credit Agreement.

          1.35. "DIP CREDIT AGREEMENT" means that certain Debtor in Possession credit facility approved by the Bankruptcy Court by interim order dated January 21, 1998 and Final Order dated January 30, 1998, as provided under the Revolving Credit and Guaranty Agreement dated as of January 7, 1998, among the Debtor, as borrower, certain subsidiaries of the Debtor, as guarantors, and the DIP Bank Agent, as agent for the lenders thereunder, as amended by the First Amendment, dated January 30, 1998, the Second Amendment, dated March 23, 1998, the Third Amendment, dated April 15, 1998, the Fourth Amendment, dated September 28, 1998, and the Fifth Amendment, dated as of June 14, 1999, and as thereafter amended in accordance with its terms up to and including the Effective Date, or the agreements or other documents evidencing any successor or replacement postpetition financing facility, and all documents related thereto.

          1.36. "DISALLOWED" means with reference to any Claim or Interest, such Claim or Interest or any portion thereof which has been disallowed or deemed disallowed by Final Order or by operation of the Plan.

          1.37. "DISBURSEMENT ACCOUNT(S)" means the account(s) to be established by the Debtor on the Effective Date in accordance with Section 10.7 of the Plan, together with any interest earned thereon.

          1.38. "DISCLOSURE STATEMENT" means the disclosure statement, including all exhibits, appendices and attachments thereto, approved by order of the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code, as such statement may be amended or supplemented from time to time.

          1.39. "DISCLOSURE STATEMENT HEARING" means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement, as such hearing may be adjourned or continued from time to time.

          1.40. "DISPUTED" means with respect to a Claim or Interest, any Claim or Interest that is not yet an Allowed Claim or Interest or a Disallowed Claim or Interest.

          1.41. "DISPUTED CLAIMS RESERVE" means, in respect of any Class of Claims or Interests, the amount of Cash, New Securities and/or Warrants reserved in accordance with Section 12.5 hereof for such Class of Claims or Interests.

          1.42. "DISTRIBUTION" means the distribution in accordance with the Plan of: (a) Cash; (b) New Notes; (c) New Common Stock; and/or (d) Warrants, as the case may be.

          1.43. "DISTRIBUTION DATE" means, as the case may be, the Initial Distribution Date, each Periodic Distribution Date and the Final Distribution Date.

          1.44. "DISTRIBUTION RECORD DATE" means 5:00 p.m. (Atlanta, Georgia time) on the Confirmation Date or such other date and time as designated in the Confirmation Order.

          1.45. "EFFECTIVE DATE" means the first (1st) Business Day following satisfaction of the conditions precedent to the Effective Date specified in
Section 14.2 of the Plan, unless otherwise waived as provided in Sections 14.3 and 14.4 of the Plan, or such other date fixed by the Proponents, with the consent of P&G, K-C and, in the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated in accordance with its terms, Wellspring (such consent in each case not to be unreasonably withheld).

          1.46. "EQUITY COMMITTEE" means the Official Committee of Interest Holders appointed in the Chapter 11 Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, on or about November 2, 1998, as constituted from time to time.

          1.47. "ESTATE" means the Debtor's estate, created pursuant to section 541 of the Bankruptcy Code, in and upon commencement of the Chapter 11 Case. Pursuant to Sections 9.13 and 9.21 hereof, the Litigation Claims shall remain vested in and property of the Estate following the Effective Date, and the Estate shall remain in existence for the purpose of allowing the investigation, prosecution and/or settlement of the Litigation Claims pursuant to Section 9.21 hereof.

          1.48. "ESTIMATED" means with reference to any Claim or Interest, any Claim or Interest estimated by an Estimation Order.

          1.49. "ESTIMATED CLAIMS SCHEDULE" shall have the meaning ascribed to such term in Section 12.2 hereof.

          1.50. "ESTIMATION ORDER" means an order or orders of the Bankruptcy Court estimating or otherwise determining Disputed Claims and/or Disputed Interests for Distribution and/or reserve purposes. The "Estimation Order" may be part of the Confirmation Order if the Confirmation Order grants the same relief with respect to any Disputed Claim or Disputed Interest that would have been granted in a separate Estimation Order.

          1.51. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          1.52. "FEE CLAIM" means a Claim for compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b)(2), 503(b)(3) or
503(b)(4) of the Bankruptcy Code in connection with an application made to the Bankruptcy Court in the Chapter 11 Case. "Fee Claims" shall not include any claims for professional fees or expenses of the DIP Bank Agent under the DIP Credit Agreement.

          1.53. "FEE CLAIMS BAR DATE" means the date fixed by the Bankruptcy Court in the Confirmation Order by which all holders of Fee Claims must have filed requests for payment of such Fee Claims or be forever barred from asserting such Claims against the Debtor, the Estate, Reorganized Paragon or its property.

          1.54. "FILED," "FILE" OR "FILING" means, filed, file or filing with the Clerk of the Bankruptcy Court in the Chapter 11 Case.

          1.55. "FINAL   DISTRIBUTION"  means  the  last  Distribution  of  the
remaining Cash, New Securities and/or Warrants to holders of Allowed Unsecured Claims and/or Allowed Interests, as the case may be, in the relevant Class, as contemplated under the Plan.

          1.56. "FINAL DISTRIBUTION DATE" means the date on which a Final Distribution is made to holders of Allowed Unsecured Claims and/or Allowed Interests pursuant to the Plan, which date shall, unless otherwise ordered by the Bankruptcy Court, occur after all Disputed Unsecured Claims and Disputed Interests in the relevant Class, and all Litigation Claims, have been resolved by Final Order or otherwise.

          1.57. "FINAL ORDER" means an order or judgment of the Bankruptcy Court that has not been reversed, stayed, modified or amended and as to which the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument, stay or certiorari is pending, or as to which any right to appeal or to seek certiorari, review, or rehearing has been waived, or, if an appeal, reargument, petition for review, certiorari or rehearing has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or certiorari has been denied, and as to which the time to take any further appeal or seek further reargument, review or rehearing has expired.

          1.58. "IMPAIRED" means any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

          1.59. "INITIAL DISTRIBUTION DATE" means the date for making initial Distributions under the Plan to holders of Allowed Unsecured Claims or Allowed Interests in the relevant Class, which date shall be on or as soon as reasonably practicable after the Effective Date.

          1.60. "INTEREST" means any "equity  security," as such term is defined
in  section  101(16) of  the  Bankruptcy  Code, of  the  Debtor.   Specifically,
"Interests" include Old Common Stock Interests and Old Stock Option Interests.

          1.61. "INTEREST HOLDERS' NEW COMMON STOCK AMOUNT" means (i) if the Wellspring Stock Purchase Agreement is consummated, 178,359 shares of New Common Stock (I.E., one and one-half percent (1 1/2%) of the New Common Stock Amount), subject to dilution resulting from those items set forth in Section 1.118(i)(1) through (4), and (ii) if the Wellspring Stock Purchase Agreement is not consummated, the Interest Holders' New Common Stock Amount shall mean 118,149 shares of New Common Stock (I.E., .87% of the New Common Stock Amount), subject to dilution for those items set forth in Section 1.118(i)(1) through (3).

          1.62. "K-C" means Kimberly-Clark Corporation, a Delaware corporation.

          1.63. "K-C SETTLEMENT" means the compromise and settlement by and between the Debtor and K-C pursuant and subject to the terms and conditions of the K-C Settlement Agreement.

          1.64. "K-C SETTLEMENT AGREEMENT" means the settlement agreement dated March 19, 1999, as amended through the date hereof, by and between the Debtor and K-C (including all exhibits thereto and any related agreements, including any licenses provided for therein).

          1.65. "K-C SETTLEMENT ORDER" means the order of the Bankruptcy Court, dated August 6, 1999, authorizing and approving the K-C Settlement Agreement.

          1.66. "LITIGATION CLAIMS" means, collectively, any pre-Effective Date claims of the Debtor against (a) Weyerhaeuser arising from or relating to (i) that certain Asset Transfer Agreement, dated January 26, 1993, (ii) that certain related Intellectual Property Agreement, dated February 3, 1993 and/or (iii) any other agreements with Weyerhaeuser relating to Weyerhaeuser's spin-off of Paragon in 1993, (b) Pope & Talbot arising from or relating to the Asset Purchase Agreement, dated February 8, 1996, between Paragon and Pope & Talbot, and/or any other agreements with Pope & Talbot relating to such Asset Purchase Agreement, and (c) Oracle Corporation and/or Anderson Consulting LLP arising from or relating to any agreements between and/or among Paragon and Oracle Corporation, Paragon and Anderson Consulting LLP, and/or Paragon, Oracle Corporation and Andersen Consulting LLP in connection with Paragon's purchase and/or implementation of Oracle's CPG ERP software.

          1.67. "LITIGATION CLAIMS REPRESENTATIVE" means any Person designated as the representative of the Estate to prosecute the Litigation Claims pursuant to Section 9.21 hereof.

          1.68. "LITIGATION PROCEEDS" means the proceeds, if any, recovered by the Litigation Claims Representative on account of the Litigation Claims, net of any costs, fees and expenses incurred by the Litigation Claims Representative in connection with the Litigation Claims; PROVIDED, HOWEVER, that the defined term "Litigation Proceeds" shall not be deemed to include the first $500,000.00 in proceeds received on account of the Litigation Claims, which amount or portion thereof shall be delivered by the Litigation Claims Representative to Reorganized Paragon as and when received for allocation and Distribution to holders of Allowed Unsecured Claims in accordance with the Distribution provisions of the Plan. With regard to any Litigation Claim against Weyerhaeuser or any other Litigation Claims defendant, the Litigation Proceeds from such Litigation Claim shall also be net of any asserted indemnification rights or other similar claims, if any, Weyerhaeuser or any such other defendant recovers against Paragon arising from or relating to the assertion and/or prosecution of such Litigation Claim (which shall be reimbursed by the Litigation Claims Representative to Reorganized Paragon out of any Litigation Proceeds received unless already netted out of such proceeds).

          1.69. "NEW BOARD" means the Board of Directors of Reorganized Paragon immediately following the Effective Date, as set forth in Section 9.10(a) hereof.

          1.70. "NEW COMMON STOCK" means the shares of common stock of Reorganized Paragon authorized and/or to be issued pursuant to the terms of the Plan and having the rights as set forth in the Restated Certificate of Incorporation.

          1.71. "NEW COMMON STOCK AMOUNT" means 11,891,000 shares of New Common Stock; provided, that, if the Wellspring Stock Purchase Agreement is not consummated, the New Common Stock Amount shall mean 13,566,574 shares of New Common Stock.

          1.72. "NEW NOTES" means, in the event that the Wellspring Stock Purchase Agreement is consummated, the notes to be issued on the Effective Date by Reorganized Paragon pursuant to the Wellspring New Notes Indenture in an aggregate principal amount equal to the New Notes Amount.

          1.73. "NEW NOTES AMOUNT" means a principal amount equal to $160 million (bearing interest at the non-default rate of eleven and one-quarter percent (11.25%) per annum), provided that such amount shall be adjusted (upward or downward, as applicable) as follows: (a) the New Notes Amount shall be reduced by the amount that the Cash Deficit (as defined in the Wellspring Stock Purchase Agreement) exceeds $10 million; (b) if the Cash Deficit is less than $4 million, then the New Notes Amount shall be increased by an amount equal to $4 million minus the Cash Deficit; (c) if the Cash Deficit is greater than or equal to $4 million but less than or equal to $10 million, then the New Notes Amount shall not be adjusted; and (d) the New Notes Amount shall be increased by the amount of the Cash Excess (as defined in the Wellspring Commitment), plus $4 million. The Cash Deficit and Cash Excess shall be adjusted upward or downward, as the case may be, by (1) the amount by which the liabilities listed on
Schedule 5.10 to the Wellspring Stock Purchase Agreement are greater or less on the Effective Date than the amounts set forth on such schedule, and (2) any change in Paragon's Net Working Capital (as defined in the Wellspring Stock Purchase Agreement) from June 27, 1999.

          1.74. "NEW CREDIT AGREEMENT" shall have the meaning ascribed to such term in Section 9.2 hereof.

          1.75. "NEW ORGANIZATIONAL DOCUMENTS" means the Restated Certificate of Incorporation and Restated By-Laws of Reorganized Paragon, the forms of which shall be (a) Filed by the Proponents at least ten (10) calendar days prior to the date of the Confirmation Hearing, and (b) reasonably satisfactory to P&G, K-C and the Equity Committee. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, the forms of the New Organizational Documents must be satisfactory to Wellspring.

          1.76. "NEW SECURITIES" means the New Common Stock and, if the Wellspring Stock Purchase Agreement is consummated, the New Notes. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, the forms of the New Securities must (a) be satisfactory to the Proponents and Wellspring, (b) be reasonably satisfactory to P&G and K-C, and
(c) contain substantially the same terms as set forth in Appendix 1 to the Wellspring Stock Purchase Agreement.

          1.77. "NON-TEEP RETENTION PLAN" means those certain employee retention and incentive programs, approved by the Bankruptcy Court by order dated July 2, 1998, or such other similar employee retention and incentive programs in effect as of the Effective Date of the Plan.

          1.78. "OLD COMMON STOCK" means all authorized $.01 par value common shares of the Debtor issued and outstanding prior to the Effective Date and non-transferable as of the Distribution Record Date.

          1.79. "OLD COMMON STOCK INTERESTS" means Interests based on Old Common Stock.

          1.80. "OLD STOCK OPTIONS" means all unexercised rights of any kind to acquire any Old Common Stock of, or other Interest in, the Debtor that is not evidenced by an issued and outstanding share of Old Common Stock or other instrument evidencing a present ownership interest in the Debtor. "Old Stock Options" shall include all options, warrants, calls, subscriptions or other similar rights or other agreements, commitments, or obligations of the Debtor to issue, transfer, or sell any shares of capital stock, including Old Common Stock and preferred stock, of the Debtor.

          1.81. "OLD STOCK OPTION INTERESTS" means Interests based on Old Stock Options.

          1.82. "P&G" means The Procter & Gamble Company, an Ohio corporation.

          1.83. "P&G SETTLEMENT" means the compromise and settlement by and between the Debtor and P&G pursuant and subject to the terms and conditions of the P&G Settlement Agreement.

          1.84. "P&G SETTLEMENT AGREEMENT" means the settlement agreement dated February 2, 1999, as amended through the date hereof, by and between the Debtor and P&G (including all exhibits thereto and any related agreements, including any licenses provided for therein).

          1.85. "P&G SETTLEMENT ORDER" means the order of the Bankruptcy Court, dated August 6, 1999, authorizing and approving the P&G Settlement Agreement.

          1.86. "PERIODIC DISTRIBUTION DATE" means, with respect to the relevant
Classes: (a) initially, the first Business Day that is four (4) calendar months after the Initial Distribution Date; (b) subsequently, the first Business Day that is four (4) calendar months after the immediately preceding scheduled Periodic Distribution Date; and (c) such other dates as Reorganized Paragon may determine from time to time in its reasonable discretion.

          1.87. "PERSON"  means,   without  limitation,   (a)  any  individual,
corporation, partnership, joint venture, association, joint stock company, estate, trust, trustee, United States trustee, unincorporated association or organization, government, governmental unit, agency or any subdivision thereof, and (b) any other "entity" or "person" as such terms are defined in sections 101(15) and 101(41) of the Bankruptcy Code.

          1.88. "PETITION DATE" means January 6, 1998.

          1.89. "PLAN" means this Second Amended Plan of Reorganization for the Debtor, and all exhibits and supplements hereto, as amended or modified by the Proponents in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Plan.

          1.90. "PLAN VOTING DEADLINE" means the date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of the Plan must have been received.

          1.91. "POPE & TALBOT"" means, collectively, (a) Pope & Talbot Company,
a  Delaware  corporation,  and  (b)  Pope  &  Talbot  Wis.,  Inc.,  a   Delaware
Corporation.

          1.92. "PREPETITION" means arising or accruing prior to the Petition Date.

          1.93. "PREPETITION BANK CLAIM" means any Claim against the Debtor arising under or governed by: (a) the Prepetition Revolving Credit Agreement;
(b) the Prepetition Line of Credit; or (c) the Prepetition Paragon Canada Guaranty.

          1.94. "PREPETITION CLAIMS BAR DATE" means June 5, 1998, the date fixed by the Bankruptcy Court by Final Order, dated March 24, 1998, as the deadline for filing proofs of Claim arising or accruing prior to the Petition Date against the Debtor or the Estate.

          1.95. "PREPETITION LINE OF CREDIT" means that certain Prepetition unsecured short-term line of credit, dated February 6, 1996, as amended, between Paragon and Wachovia Bank of Georgia, N.A., on an uncommitted basis.

          1.96. "PREPETITION PARAGON CANADA GUARANTY" means that certain Prepetition guaranty by Paragon of a $5 million unsecured line of credit, dated November 5, 1993, as amended, from The Bank of Nova Scotia which is available to Paragon Canada, a subsidiary of the Debtor.

          1.97. "PREPETITION REVOLVING CREDIT AGREEMENT" means that certain $150 million revolving credit facility dated as of February 16, 1996 and December 28, 1997, as amended, between Paragon and a group of financial institutions, pursuant to which The Chase Manhattan Bank serves as agent.

          1.98. "PRIORITY NON-TAX CLAIM" means that portion of any Claim that is entitled to priority in payment under section 507(a) of the Bankruptcy Code, exclusive of Priority Tax Claims, Administrative Claims and Fee Claims.

          1.99. "PRIORITY TAX CLAIM" means that portion of any Claim that is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

          1.100. "PROFESSIONAL" means any Person: (a) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327, 1102 or 1103 of the Bankruptcy Code and to be compensated for services rendered and reimbursed for related expenses incurred prior to the Effective Date, pursuant to sections 327, 328, 329, 330, and/or 331; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 503(b)(2) or (4) of the Bankruptcy Code.

          1.101. "PROFESSIONAL FEE RESERVE" means the reserve of Cash or other security (in form and substance reasonably acceptable to counsel to the Proponents) to be established by the Debtor or Reorganized Paragon on the Effective Date in an amount fixed by the Bankruptcy Court on or before the Confirmation Date (based on estimates Filed by Professionals at least ten (10) calendar Days prior to the first date scheduled for the commencement of the Confirmation Hearing) to provide for the payment of Fee Claims allowed by the Bankruptcy Court.

          1.102. "PROPONENTS" means the Debtor and the Creditors' Committee.

          1.103. "PRO RATA SHARE" means, as of the date of calculation and with respect to an Allowed Claim or Allowed Interest in any Class, a proportion equal to the ratio of:

                  (a)    the Allowed Claim (or Allowed Interest); divided by:

                  (b)    the sum of:

                           (i) the aggregate of all Allowed Claims (or Allowed Interests) of that particular Class that are Allowed Claims (or Allowed Interests) as of such date; plus

                           (ii) the aggregate of all Estimated Claims (or Estimated Interests) of that particular Class as set forth in the relevant Estimation Order (except to the extent that Estimated Claims or Estimated Interests have been expunged or otherwise Disallowed) that are not described in clause (i) above, on such date; plus:

                           (iii) the aggregate of all Disputed Claims (or Disputed Interests) of that particular Class that are not set forth in the Estimation Order (except to the extent such Disputed Claims or Disputed Interests have been expunged or otherwise Disallowed), on that date.

          1.104. "RECORD DATE" means the applicable Voting Record Date or the Distribution Record Date, as the context requires.

          1.105. "REGISTRATION RIGHTS AGREEMENT" shall have the meaning ascribed to such term in Section 9.16 of the Plan. The Registration Rights Agreement shall (i) be filed by the Proponents and Wellspring at least three (3) calendar Days prior to the date of the Confirmation Hearing, and (ii) be satisfactory to Wellspring in form and substance; PROVIDED, HOWEVER, that no Registration Rights Agreement will be filed unless, as a result of the Wellspring Rights Offering, such Registration Rights Agreement is required for a holder of New Common Stock (other than Wellspring) to transfer its New Common Stock to a third party without restriction.

          1.106. "REORGANIZED PARAGON" means the Debtor from and after the Effective Date, as reorganized pursuant to the Plan.

          1.107. "RESTATED BYLAWS" means the bylaws of Reorganized Paragon, as amended and restated in connection with the Plan.

          1.108. "RESTATED CERTIFICATE OF INCORPORATION" means the certificate of incorporation of Reorganized Paragon, as amended and restated in connection with the Plan.

          1.109. "RIGHTS" means the rights to acquire shares of New Common Stock for a purchase price of $10.00 per share in accordance with Section 9.22 of the Plan.

          1.110. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs for the Debtor as required by section 521 of the Bankruptcy Code, Filed on or about March 3, 1998, as the same have been or may hereafter be amended from time to time.

          1.111. "SECURED CLAIM" means that portion of a Claim against the Debtor that is (a) secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtor in and to property of the Estate, to the extent of the value of the holder's interest in such property as of the Confirmation Date, or
(b) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, each as determined by sections 506(a) and 1111(b) of the Bankruptcy Code and Bankruptcy Rule 3012.

          1.112. "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated therewith.

          1.113. "TEEP RETENTION PLAN" means that certain top eight executives incentive plan authorized and approved by Final Order of the Bankruptcy Court dated August 7, 1998.

          1.114. "TEXAS ACTION" means the action commenced on or about October 25, 1995 in the United States District Court for the Northern District of Texas entitled KIMBERLY-CLARK CORPORATION V. PARAGON TRADE BRANDS, INC., Case No. 3:95-CV-2574 (N.D. Tex.).

          1.115. "UNCLAIMED PROPERTY" means any Distribution of Cash, New Securities and/or Warrants unclaimed on or after the twelfth (12th) month following the applicable date of Distribution. Unclaimed Property shall include:
(a) Cash, New Notes (if any), shares of New Common Stock, Litigation Proceeds, Warrants and checks (and the funds represented thereby) mailed to the holder of any Allowed Claim and/or Allowed Interest and returned as undeliverable without a proper forwarding address; (b) uncashed checks (and the funds represented thereby); or (c) Cash, New Notes (if any), shares of New Common Stock, Litigation Proceeds, Warrants and checks (and the funds represented thereby) not mailed or delivered to the holder of any Allowed Claim and/or Allowed Interest because no address was available to which to mail or deliver such property, in each case after reasonable inquiry by Reorganized Paragon or other party attempting to make such Distribution.

          1.116. "UNSECURED CLAIM" means any Claim other than a Secured Claim, a Convenience Claim, an Administrative Claim, a Fee Claim, a Priority Non-Tax Claim, or a Priority Tax Claim.

          1.117. "UNSECURED CLAIMS DISTRIBUTION POOL" means the aggregate amount of (a) that portion of the Litigation Proceeds allocable to holders of Allowed Unsecured Claims pursuant to the Plan, and (b) the Unsecured Creditor New Common Stock Amount, to be distributed to holders of Allowed Unsecured Claims pursuant to the Plan.

          1.118. "UNSECURED CREDITOR NEW COMMON STOCK AMOUNT" means (i) if the Wellspring Stock Purchase Agreement is consummated, such percentage of the New Common Stock Amount that is acquired by holders of Allowed

Unsecured  Claims  participating in the Wellspring  Rights Offering  pursuant to
Section 9.22 of the Plan, subject to dilution resulting from (1) the distribution of New Common Stock, options or warrants pursuant to any employee retention plan adopted by Reorganized Paragon on or after the Effective Date,
(2) the issuance of Warrants to holders of Allowed Interests in accordance with the terms of this Plan, (3) the issuance of New Common Stock by Reorganized Paragon, as determined by the New Board, after the Effective Date and subject to the exercise of preemptive rights in accordance with the Restated Certificate of Incorporation and Restated Bylaws, and (4) Wellspring's exercise of the Mabesa Option (as defined and set forth in the Wellspring Commitment), subject to the exercise of preemptive rights, and (ii) if the Wellspring Stock Purchase Agreement is not consummated, the Unsecured Creditor New Common Stock Amount shall 11,712,241 shares of New Common Stock (I.E., 99.13% of the New Common Stock Amount) minus the amount of New Common Stock to be issued under the TEEP Retention Plan, subject to dilution for those items set forth in subsections i(1) through (3) above in this definition.

          1.119. "VOTING PROCEDURES" means the voting and balloting rules and procedures approved by order of the Bankruptcy Court in connection with the acceptance or rejection of the Plan.

          1.120. "VOTING RECORD DATE" means 5:00 p.m. (Atlanta, Georgia time) on November 1, 1999 or such other date and time as designated in the order approving the Disclosure Statement.

          1.121. "WARRANTS" means warrants to purchase New Common Stock of Reorganized Paragon. If the Wellspring Stock Purchase Agreement is consummated, the Warrants shall contain terms substantially similar to the summary of terms contained on Exhibit "A" annexed hereto or otherwise reasonably satisfactory to the Proponents, Wellspring and the Equity Committee. If the Wellspring Stock
Purchase Agreement is not consummated, the Warrants shall contain terms substantially similar to the summary of terms contained on Exhibit "B" annexed hereto or otherwise reasonably satisfactory to the Proponents, the Equity Committee, P&G and K-C.

          1.122. "WELLSPRING" means Wellspring Capital Management LLC.

          1.123. "WELLSPRING COMMITMENT" means that certain commitment letter dated October 14, 1999, between Paragon and Wellspring, a copy of which is annexed hereto as Exhibit "C," as superseded by the parties' agreements under the Wellspring Stock Purchase Agreement.

          1.124. "WELLSPRING CONSIDERATION" means the Wellspring Investment Amount, less the amount of Cash necessary to provide Distributions to holders of Allowed Convenience Claims pursuant to Section 6.4 of the Plan.

          1.125. "WELLSPRING INVESTMENT AMOUNT" means $117,116,500.00 in Cash consideration less the value of the New Common Stock issued pursuant to the TEEP Retention Plan at $10.00 per share, subject to reduction as a result of the Wellspring Rights Offering, to be paid by Wellspring or its designee(s) under the Wellspring Stock Purchase Agreement.

          1.126. "WELLSPRING NEW NOTES INDENTURE" means the indenture, dated as of the Effective Date, executed by Reorganized Paragon and the Wellspring New Notes Indenture Trustee, pursuant to which, if the Wellspring Stock Purchase Agreement is consummated, the New Notes will be issued, the form of which shall
(a) be filed by the Proponents at least ten (10) calendar days prior to the date of the Confirmation Hearing and be in form and substance reasonably satisfactory to P&G and K-C, and (b) contain terms substantially similar to the summary of terms attached as Appendix 1 to the Wellspring Stock Purchase Agreement. The Wellspring New Notes Indenture must be in a form and substance satisfactory to the Proponents, Wellspring, P&G and K-C.

          1.127. "WELLSPRING NEW NOTES INDENTURE TRUSTEE" means any Person denominated as the trustee in the Wellspring New Notes Indenture.

          1.128. "WELLSPRING NEW NOTES INTEREST RATE" means eleven and one-quarter percent (11.25%) per annum.

          1.129. "WELLSPRING RIGHTS OFFERING" means the equity rights offering under Section 9.22 of the Plan pursuant to which (a) the holder of an Allowed Unsecured Claim may, on or prior to the Plan Voting Deadline, exercise its rights to receive shares of New Common Stock pursuant to the Wellspring Rights Offering Procedures (i) in lieu of a portion of the Cash Distribution such holder otherwise would have been entitled to receive under the Plan, or (ii) by making a Cash payment, and (b) the holder of an Allowed Old Common Stock Interest may exercise rights to purchase shares of New Common Stock pursuant to the Wellspring Rights Offering Procedures.

          1.130. "WELLSPRING RIGHTS OFFERING PROCEDURES" means the terms and procedures of the Wellspring Rights Offering that, if the Wellspring Stock Purchase Agreement has been executed and has not been terminated, will govern the terms of the Wellspring Rights Offering and shall be in substantially the same form as the Wellspring Rights Offering Procedures annexed hereto as Exhibit "D." The Wellspring Rights Offering Procedures must be reasonably satisfactory to P&G and K-C.

          1.131. "WELLSPRING STOCK PURCHASE AGREEMENT" means that certain stock purchase agreement between Paragon and Wellspring or its designee(s), pursuant to which Wellspring or its designee(s), if the Wellspring Stock Purchase Agreement is consummated, will acquire 98.5% of the New Common Stock Amount less shares of New Common Stock issued pursuant to the TEEP Retention Plan at $10.00 per share, subject to reduction as a result of the Wellspring Rights Offering. The Wellspring Stock Purchase Agreement shall be substantially in the form of the stock purchase agreement annexed hereto as Exhibit E.

          1.132. "WEYERHAEUSER" means the Weyerhaeuser Company, a Washington corporation.

                                       II.

                     METHOD OF CLASSIFICATION OF CLAIMS AND
                        INTERESTS AND GENERAL PROVISIONS

          2.1. GENERAL RULES OF CLASSIFICATION. Generally, for voting and Distribution purposes, a Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in a different Class or Classes to the extent the Claim or Interest qualifies within the description of such different Class or Classes. Unless otherwise provided, to the extent a Claim qualifies for inclusion in a more specifically defined Class and a more generally defined Class, it shall be included in the more specifically defined Class. A Claim or Interest is classified in a particular Class only to the extent the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date.

          2.2.  ADMINISTRATIVE  CLAIMS,  FEE CLAIMS  AND  PRIORITY  TAX  CLAIMS.
Administrative Claims, Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article IV hereof, in accordance with section 1123(a)(1) of the Bankruptcy Code.

          2.3. SATISFACTION OF CLAIMS AND INTERESTS. The treatment to be provided for Allowed Claims and Allowed Interests pursuant to the Plan shall be in full satisfaction, settlement, release and discharge of such Allowed Claims and Allowed Interests.

          2.4. BAR DATE FOR FEE CLAIMS. The Confirmation Order shall establish the Fee Claims Bar Date and the date for filing any objections to any Fee Claim. Notice of entry of the Confirmation Order shall be served on all Professionals. Any Person that fails to File an application for payment of a Fee Claim on or before the time and date established in the Confirmation Order shall be forever barred from asserting such Fee Claim against any of the Debtor, the Estate, Reorganized Paragon or its property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or acts to collect, offset or recover such Fee Claim.

                                      III.

                IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                      IMPAIRED AND NOT IMPAIRED BY THE PLAN

          3.1. UNIMPAIRED CLASSES CONCLUSIVELY PRESUMED TO ACCEPT THE PLAN. Classes 1 (Secured Claims) and 2 (Priority Non-Tax Claims) are not Impaired under the Plan. Under section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to accept the Plan and the votes of such holders do not need to be and will not be solicited.

          3.2. CLASSES OF CLAIMS AND INTERESTS IMPAIRED BY THE PLAN AND ENTITLED TO VOTE. Classes 3A (Unsecured Claims), 3B (Convenience Claims) and 4A (Old Common Stock Interests) are Impaired under the Plan and the holders of Claims and Interests in such Classes are entitled to vote to accept or reject the Plan in accordance with the Voting Procedures. The Proponents reserve the right to seek an order of the Bankruptcy Court determining that a particular Class is not Impaired and therefore is deemed to have accepted the Plan.

          3.3. CLASSES RECEIVING NO DISTRIBUTION AND DEEMED TO REJECT THE PLAN. Old Stock Option Interests in Class 4B (Old Stock Option Interests) will not receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, the holders of such Interests are deemed to reject the Plan and the votes of such holders will not be solicited.

          3.4. CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE. The Proponents intend to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to Class 4B because Class 4B is deemed to have rejected the Plan. The Proponents also may seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code to the extent any other Class rejects or is deemed to have rejected the Plan.

                                       IV.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

          4.1. CLASSIFICATION. Pursuant to section 1122 of the Bankruptcy Code, the following is a designation of Classes of Claims and Interests under the
Plan:

                  "Class 1" shall consist of all Secured Claims. Unless otherwise ordered by the Bankruptcy Court, each Allowed Secured Claim in Class 1 shall be considered to be a separate subclass within Class 1, and each such subclass shall be deemed to be a separate Class for purposes of the Plan.

                  "Class 2" shall consist of all Priority Non-Tax Claims.

                  "Class 3A" shall consist of all Unsecured Claims.

                  "Class 3B" shall consist of all Convenience Claims.

                  "Class 4A" shall consist of all Old Common Stock Interests.

                  "Class 4B" shall consist of all Old Stock Option Interests.

                                       V.

                 PROVISIONS FOR ALLOWANCE, TREATMENT AND PAYMENT
                OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

          5.1.    TREATMENT OF ALLOWED PRIORITY TAX CLAIMS.

                  (a) PAYMENT. Each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtor or Reorganized Paragon, as applicable, either (i) Cash equal to 100% of the unpaid amount of such Allowed Claim on or as soon as reasonably practicable after the later of (A) the Effective Date, or (B) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Claim, or (ii) annual Cash payments commencing on or as soon as reasonably practicable after the later to occur of the Effective Date and the date on which such Priority Tax Claim becomes an Allowed Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at a per annum rate equal to the federal judgment statutory rate as of the Effective Date. Allowed Priority Tax Claims may be prepaid, at any time, without penalty. Any Claim or demand for a penalty relating to an Allowed Priority Tax Claim shall be Disallowed pursuant to the Plan, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtor, the Estate, Reorganized Paragon or its property. Holders of Allowed Priority Tax Claims shall be limited to the consideration provided under the Plan and shall have no recourse to Reorganized Paragon for any pre-Confirmation Date Priority Tax Claims against the Debtor. Notwithstanding the foregoing, the holder of an Allowed Priority Tax Claim may receive such other, less favorable treatment as may be agreed upon by the claimant and the Debtor or Reorganized Paragon, as applicable.

                  (b) RELEASE OF SECURITY INTERESTS. All liens, security interests and like encumbrances of a holder of an Allowed Priority Tax Claim on property of the Debtor or the Estate respecting such Claim shall be deemed released pursuant to Sections 9.13 and 9.15 hereof as of the Effective Date, and shall not attach to Reorganized Paragon's property.

          5.2. TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS. Unless otherwise provided for herein, each holder of an Allowed Administrative Claim shall receive Cash equal to 100% of the unpaid amount of such Allowed Administrative Claim on or as soon as reasonably practicable after the later of: (a) the Effective Date; (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Claim becomes an Allowed Claim; or (c) such other date established pursuant to the terms of any Final Order of the Bankruptcy Court, which may include the Confirmation Order. Holders of Allowed Administrative Claims shall be limited to the consideration provided under the Plan and shall have no recourse to Reorganized Paragon for any pre-Confirmation Date Administrative Claims against the Debtor. Notwithstanding the two immediately preceding sentences, Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid by Reorganized Paragon in the ordinary course of business in accordance with the terms and conditions of any agreements, understandings, or trade terms relating thereto, or pursuant to the terms of a Final Order of the Bankruptcy Court, which may include the Confirmation Order. Notwithstanding the foregoing, the holder of an Allowed Administrative Claim may receive such other, less favorable treatment as may be agreed upon by such holder and the Debtor or Reorganized Paragon, as applicable.

          5.3. TREATMENT OF ALLOWED DIP CLAIMS. On the Effective Date, the DIP Bank Agent shall be paid 100% of the unpaid non-contingent amounts of the Allowed DIP Claims and such Claims otherwise shall be treated pursuant to the terms of the DIP Credit Agreement. Upon payment or satisfaction in full of the Allowed DIP Claims, the DIP Credit Agreement shall be deemed terminated and the obligations or rights issued or granted pursuant thereto shall be canceled, subject in all respects to any carve-out provided in the Bankruptcy Court order approving the DIP Credit Agreement on a final basis. On or as soon as reasonably practicable after the Effective Date, all interest, fees, expenses and other charges that have accrued and are required to be paid pursuant to the terms of the DIP Credit Agreement but have not been paid as of the Effective Date shall be paid (subject to proration) to the DIP Bank Agent for distribution to those parties entitled to receive such interest, fees, expenses and other charges pursuant to the DIP Credit Agreement.

          5.4. TREATMENT OF FEE CLAIMS. Each holder of a Fee Claim shall receive Cash from the Professional Fee Reserve equal to 100% of the unpaid amount of such Fee Claim in such amounts as are allowed by the Bankruptcy Court (a) on the later of (i) the Effective Date, and (ii) a date which is no later than five (5) Business Days after the entry of an order of the Bankruptcy Court allowing such Fee Claim, or (b) upon such other less favorable terms as may be mutually agreed upon between such holder of a Fee Claim and the Debtor or Reorganized Paragon, as applicable. In the event that the aggregate amount of all Fee Claims allowed by the Bankruptcy Court is less than the Professional Fee Reserve, the excess shall be allocated and made available for Distribution to holders of Allowed Unsecured Claims in accordance with the Distribution provisions of the Plan. In the event that the aggregate amount of all Fee Claims allowed by the Bankruptcy Court is more than the Professional Fee Reserve, the deficiency shall be withdrawn from the Class 3A Disputed Claims Reserve for payment to the holders of Allowed Fee Claims.

                                       VI.

                     TREATMENT OF CLASSES OF ALLOWED CLAIMS
                              AND ALLOWED INTERESTS

          6.1.    TREATMENT OF ALLOWED SECURED CLAIMS (CLASS 1).

                  (a) PAYMENT. Claims in Class 1 are not Impaired under the Plan. On or as soon as reasonably practicable after the later of (i) the Effective Date, or (ii) the first Business Day after the date that is thirty
(30) calendar days after the date such Secured Claim becomes an Allowed Claim, each holder of an Allowed Secured Claim shall receive, at the election of the Debtor or Reorganized Paragon, as applicable, one of the following distributions: (1) Cash equal to 100% of the unpaid amount of such Allowed
Secured Claim; (2) the proceeds of the sale or disposition of the property securing such Allowed Secured Claim to the extent of the value of such holder's interest in such property; (3) the surrender to the holder of such Allowed Secured Claim of the property securing such Claim; (4) such treatment that leaves unaltered the legal, equitable or contractual rights of the holder of such Allowed Secured Claim; or (5) such other distribution as shall be necessary to leave the holder of such Secured Claim Unimpaired and to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each Allowed Secured Claim shall be determined by the Debtor, in its discretion, on or before the Effective Date, or by Reorganized Paragon, after the Effective Date, and upon notice to the holder of such Secured Claim. To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, (x) the portion of such Claim that is a Secured Claim shall be equal to the amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtor as to which a valid setoff right exists, and (y) the remainder of such Claim shall be classified in another relevant Class to the extent of the excess. If a Claim is a fully Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtor that is in an amount in excess of the amount offset and the payment, in full and in Cash, of all amounts due and owing as of the Effective Date to the Debtor and the turnover of any property of the Debtor held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition to the allowance of such Secured Claim. Notwithstanding the foregoing, the holder of an Allowed Secured Claim may receive such other less favorable treatment as may be agreed to by such holder and the Debtor or Reorganized Paragon, as applicable.

                  (b) RELEASE OF SECURITY INTERESTS. Unless an Allowed Secured Claim is treated pursuant to Section 6.1(a)(4) above, all liens, security interests and like encumbrances of a holder of an Allowed Secured Claim on property of the Debtor or the Estate respecting such Claim shall be deemed released pursuant to Sections 9.13 and 9.15 hereof as of the Effective Date, and shall not attach to Reorganized Paragon's property.

          6.2. TREATMENT OF ALLOWED PRIORITY NON-TAX CLAIMS (CLASS 2). Claims in Class 2 are not Impaired under the Plan. On or as soon as reasonably practicable after the later of (a) the Effective Date, and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Non-Tax Claim becomes an Allowed Claim, each holder of an Allowed Priority Non-Tax Claim shall be entitled to receive payment, in Cash, in an amount equal to 100% of the unpaid amount of its Allowed Priority Non-Tax Claim. Notwithstanding the foregoing, the holder of an Allowed Priority Non-Tax Claim may receive such other less favorable treatment as may be agreed to by such holder and the Debtor or Reorganized Paragon, as applicable.

          6.3. TREATMENT OF ALLOWED UNSECURED CLAIMS (CLASS 3A). Claims in Class 3A are Impaired under the Plan.

                  (a) TREATMENT IF THE WELLSPRING STOCK PURCHASE AGREEMENT IS CONSUMMATED. If the Wellspring Stock Purchase Agreement has been consummated, then, on or as soon as reasonably practicable after the Initial Distribution
Date, each Periodic Distribution Date thereafter and the Final Distribution Date, each holder of an Allowed Unsecured Claim in Class 3A shall receive on account of such Allowed Unsecured Claim, in accordance with Article XI hereof,
(i) such holder's Pro Rata Share of (1) the Wellspring Investment Amount (minus the sum of $1,094,500.00 in Cash plus the amount of Cash used to make Distributions to Class 3B (Convenience Claims), and subject to dollar for dollar reduction in accordance with the Wellspring Rights Offering Procedures in the case of certain holders as a result of such holder's exercise of rights pursuant to the Wellspring Rights Offering), (2) the New Notes, and (3) that portion of Litigation Proceeds allocable to holders of Allowed Unsecured Claims under the Plan, and (ii) any New Common Stock properly subscribed for by such holder under the Wellspring Rights Offering pursuant to Section 9.22 of the Plan. For purposes of determining the Litigation Proceeds which are allocable to holders of Allowed Unsecured Claims: (a) with respect to Litigation Claims against Weyerhaeuser and Pope & Talbot, 25% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received, with the remainder of the Litigation Proceeds being available for Distributions to holders of Allowed Old Common Stock Interests; and (b) with respect to Litigation Claims against Oracle Corporation and/or Andersen Consulting LLP, 50% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received and 50% of such Litigation Proceeds shall be allocable to holders of Allowed Old Common Stock Interests. Notwithstanding anything to the contrary herein, once the holders of Allowed Unsecured Claims receive payment in full (including postpetition interest to the extent provided under Section 7.4 hereof), any Litigation Proceeds which would otherwise be distributed to the holders of such Claims shall be distributed pro rata to the holders of Allowed Old Common Stock Interests pursuant to Section 6.5 hereof.

                  (b) TREATMENT IF THE WELLSPRING STOCK PURCHASE AGREEMENT IS NOT CONSUMMATED. If the Wellspring Stock Purchase Agreement is not executed, or is executed and is terminated or not consummated, then, on or as soon as reasonably practicable after the Initial Distribution Date, each Periodic Distribution Date thereafter and the Final Distribution Date, each holder of an Allowed Unsecured Claim in Class 3A shall receive on account of such Allowed Unsecured Claim, in accordance with Article XI hereof, such holder's Pro Rata Share of the Unsecured Claims Distribution Pool then available for Distribution. For purposes of determining the Litigation Proceeds which are part of the Unsecured Claims Distribution Pool: (a) with respect to Litigation Claims against Weyerhaeuser and Pope & Talbot, 25% of the Litigation Proceeds shall be deposited in the Unsecured Claims Distribution Pool as and when such Litigation Proceeds are received, with the remainder of the Litigation Proceeds being available for Distributions to holders of Allowed Old Common Stock Interests; and (b) with respect to Litigation Claims against Oracle Corporation and/or Andersen Consulting LLP, 50% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received and 50% of such Litigation Proceeds shall be allocable to holders of Allowed Old Common Stock Interests. Notwithstanding anything to the contrary herein, once the holders of Allowed Unsecured Claims receive payment in full (including postpetition interest to the extent provided under Section 7.4 hereof), any Litigation Proceeds which would otherwise be distributed to the holders of such Claims or deposited in the Unsecured Claims Distribution Pool shall be distributed pro rata to the holders of Allowed Old Common Stock Interests pursuant to Section 6.5 hereof.

          6.4.    TREATMENT OF ALLOWED CONVENIENCE CLAIMS (CLASS 3B).

                  (a) TREATMENT. Claims in Class 3B are Impaired under the Plan. On or as soon as reasonably practicable after the later of (i) the Effective Date, and (ii) the first Business Day after the date that is thirty (30) calendar days after such Convenience Claim becomes an Allowed Claim, each holder of an Allowed Convenience Claim shall receive Cash equal to fifty percent (50%) of the unpaid amount of such Allowed Claim.

                  (b) ELECTION OF TREATMENT. Any holder of an Allowed Unsecured Claim whose Allowed Unsecured Claim is equal to or less than five thousand dollars ($5,000.00) shall receive treatment of its Allowed Claim under Section 6.4(a) hereof in full settlement, satisfaction, release and discharge of such Allowed Claim. Any holder of an Allowed Unsecured Claim whose Allowed Unsecured Claim is more than five thousand dollars ($5,000.00) but not more than ten thousand dollars ($10,000.00), and who timely elects to reduce the amount of such Allowed Claim to five thousand dollars ($5,000.00) in accordance with the terms of this Section 6.4 (b) also shall receive treatment of its Allowed Claim, as so reduced, under Section 6.4(a) hereof in full settlement, satisfaction, release and discharge of such Allowed Claim. No holder of an Allowed Unsecured Claim in excess of ten thousand dollars ($10,000.00) shall be entitled to elect treatment under Section 6.4 (a) hereof with respect to such Allowed Unsecured Claim. Election of treatment in Class 3B must be made on such holder's Ballot and be received by the Debtor on or prior to the Plan Voting Deadline. Any election of Convenience Claim treatment made after the Plan Voting Deadline shall not be binding upon the Debtor or Reorganized Paragon unless the Plan Voting Deadline is expressly waived, in writing, by the Proponents. The exercise of such an election shall in no way preclude the Debtor, Reorganized Paragon or other parties in interest from objecting to the Claim.

          6.5. TREATMENT OF ALLOWED OLD COMMON STOCK INTERESTS (CLASS 4A). Interests in Class 4A are Impaired under the Plan. On or as soon as reasonably practicable after the Initial Distribution Date, each Periodic Distribution Date thereafter and the Final Distribution Date, each holder of an Allowed Old Common Stock Interest shall be entitled to receive, in accordance with Article XI hereof, (a) such holder's Pro Rata Share of (i) the Interest Holders' New Common Stock Amount, (ii) the Warrants and (iii) that portion of the Litigation Proceeds allocable to holders of Allowed Old Common Stock Interests under the Plan, and (b) any New Common Stock properly subscribed for by any such holder under the Wellspring Rights Offering pursuant to Section 9.22 of the Plan. For purposes of determining the Litigation Proceeds which are allocable to holders of Allowed Old Common Stock Interests: (a) with respect to Litigation Claims against Weyerhaeuser and Pope & Talbot, 25% of the Litigation Proceeds shall be deposited in the Unsecured Claims Distribution Pool as and when such Litigation Proceeds are received, with the remainder of the Litigation Proceeds being available for Distributions to holders of Allowed Old Common Stock Interests; and (b) with respect to Litigation Claims against Oracle Corporation and/or Andersen Consulting LLP, 50% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received and 50% of such Litigation Proceeds shall be allocable to holders of Allowed Old Common Stock Interests. On the Effective Date, all Old Common Stock Interests shall be deemed treated as set forth in Section 9.14(b) hereof.

          6.6. TREATMENT OF OLD STOCK OPTION INTERESTS (CLASS 4B). Interests in Class 4B are Impaired under the Plan. All Old Stock Option Interests shall be deemed canceled and the holders of such Interests shall receive no Distribution of any kind under the Plan. On the Effective Date, all such Interests shall be deemed extinguished and the certificates representing such Interests shall be canceled and of no force and effect.

          6.7. NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution having a value, as of the Effective Date, in excess of the allowed amount of such Claim.

                                      VII.

   COMPROMISE AND SETTLEMENT OF CERTAIN CLAIMS; THE WELLSPRING STOCK PURCHASE
                                    AGREEMENT

          7.1. COMPROMISE AND SETTLEMENT OF CLAIMS HELD BY P&G. The Plan incorporates the compromise and settlement of certain claims and issues between the Debtor and P&G that were resolved by the P&G Settlement Agreement. The negotiations resulting in the P&G Settlement Agreement were conducted in good faith and at arms' length, and the P&G Settlement Agreement is of benefit to the Estate and represents a fair, necessary and reasonable compromise of the Claims held by P&G and related issues. As of the Effective Date, to the extent it has not already been approved by a Final Order, the P&G Settlement Agreement shall be deemed approved in all respects as if by a Final Order and the P&G Allowed Claims (as defined in the P&G Settlement Agreement) shall be treated and allowed in the amounts and classifications set forth therein. If not already effective by its terms, the P&G Settlement Agreement shall become effective on the Effective Date.

          7.2. COMPROMISE AND SETTLEMENT OF CLAIMS HELD BY K-C. The Plan incorporates the compromise and settlement of certain claims and issues between the Debtor and K-C that were resolved by the K-C Settlement Agreement. The negotiations resulting in the K-C Settlement Agreement were conducted in good faith and at arms' length, and the K-C Settlement Agreement is of benefit to the Estate and represents a fair, necessary and reasonable compromise of the Claims held by K-C and related issues. As of the Effective Date, to the extent it has not already been approved by a Final Order, the K-C Settlement Agreement shall be deemed approved in all respects as if by a Final Order and the K-C Allowed Claims (as defined in the K-C Settlement Agreement) shall be treated and allowed in the amounts and classifications set forth therein. If not already effective by its terms, the K-C Settlement Agreement shall become effective on the Effective Date.

          7.3. ALLOWANCE OF THE PREPETITION BANK CLAIMS. The Prepetition Bank Claims shall be deemed Allowed Unsecured Claims as of the Petition Date in the respective principal amounts of (a) $70,563,189 (on account of the Prepetition Revolving Credit Agreement), and (b) $11,420,417 (on account of the Prepetition Line of Credit), plus postpetition interest thereon to the extent provided for pursuant to Section 7.4 hereof, and otherwise shall be disallowed.

          7.4. ALLOWANCE AND PAYMENT OF POSTPETITION INTEREST. Holders of Allowed Unsecured Claims shall be entitled to receive Distributions in accordance with the Plan until the holders of such Claims receive payment in full (including simple interest, calculated (a) in the case of the Allowed Unsecured Claims held by P&G and the Allowed Unsecured Claims held by K-C, at the per annum rate provided in the P&G Settlement Agreement and the K-C Settlement Agreement, respectively, on the unpaid principal amount thereof from April 15, 1999 through the Effective Date, and (b) in the case of all other Allowed Unsecured Claims, at a per annum rate equal to the federal judgment statutory rate as of the Effective Date, on the unpaid principal amount thereof from the Petition Date through the Effective Date).

          7.5. THE WELLSPRING STOCK PURCHASE AGREEMENT. Paragon and Wellspring have agreed to implement the parties' agreements and understandings embodied in the Wellspring Commitment through the terms of this Plan and the Wellspring Stock Purchase Agreement. If, however, (a) Paragon and Wellspring are not able to agree upon the terms of the Wellspring Stock Purchase Agreement and therefore do not execute such agreement, (b) the Wellspring Stock Purchase Agreement is executed but terminated by either Paragon or Wellspring pursuant to the terms thereof, or (c) the Wellspring Stock Purchase Agreement is not consummated for any reason by February 15, 2000, or such later date agreed to by the Proponents and Wellspring (with the consent of P&G, K-C, and the Equity Committee, such consent not to be unreasonably withheld), then Paragon will implement the provisions of this Plan that do not contemplate or require consummation of the Wellspring Stock Purchase Agreement, subject to the terms of the Wellspring Commitment and the Wellspring Stock Purchase Agreement.

          7.6.        INTENTIONALLY OMITTED.

          7.7. COMPROMISE OF EQUITY COMMITTEE'S OBJECTIONS; WITHDRAWAL OF PENDING LITIGATION. The Plan incorporates and embodies the compromise and settlement of the Equity Committee's objections to, and appeals of the Bankruptcy Court's approval of, (a) the K-C Settlement Agreement, (b) the P&G Settlement Agreement, and (c) the bidding procedures and protections concerning the Wellspring Stock Purchase Agreement and related transactions. Within five
(5) Business Days after the Effective Date, the Equity Committee shall (x) dismiss with prejudice (i) the Equity Committee's appeal of the K-C Settlement Order (No. 99-13877-B), (ii) the Equity Committee's appeal of the P&G Settlement Order, and (iii) the Equity Committee's appeals of the Bankruptcy Court's orders dated July 13, 1999 and August 20, 1999 (Case No. 1-99-CV-2590-JEC), concerning the establishment of certain bidding procedures and protections in the Chapter 11 Case (collectively, the "Appeals"), and (y) if not already withdrawn, withdraw with prejudice the Equity Committee's objections to the Debtor's settlement agreement dated August 9, 1999, with Rhonda Tracy.

                                      VIII.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          8.1. ASSUMPTION OR REJECTION. Any unexpired lease or executory contract that has not been expressly assumed or rejected by the Debtor with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date but subject to the occurrence of the Effective Date, be deemed to have been assumed by the Debtor (notwithstanding any provision thereof limiting or conditioning such assumption) unless (a) there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract, (b) such executory contract or unexpired lease is otherwise designated for rejection on a "Schedule of Executory Contracts and Unexpired Leases to be Rejected" Filed and served by the Debtor on the Committees, P&G, K-C, Wellspring and all non-Debtor parties to each of the executory contracts and unexpired leases listed thereon at least twenty (20) calendar days before the first date scheduled for the commencement of the Confirmation Hearing, provided that such executory contract or unexpired lease is ultimately rejected by operation of the Plan or order of the Bankruptcy Court, (c) such executory contract or unexpired lease is designated for rejection by the Debtor or Reorganized Paragon based on the existence of a cure amount dispute, as described in Section 8.2 hereof, or (d) such executory contract or unexpired lease is an agreement, obligation, security interest, transaction or similar undertaking that the Debtor believes is not an executory contract or unexpired lease and is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code. Any party to an executory contract or unexpired lease to be assumed by the Debtor by operation of the Plan must assert all amounts that such party believes must be paid or cured by the Debtor pursuant to section 365 of the Bankruptcy Code in a writing (a "Cure Statement") Filed and served on the Debtor's counsel on or before 4:45 p.m.
(Atlanta, Georgia time) on January 6, 2000. Failure to File and serve a Cure Statement strictly in accordance with the foregoing shall, unless the Debtor or Reorganized Paragon otherwise agrees in writing, result in the waiver and release of any and all Claims and amounts that otherwise may have been due to such party upon the Debtor's assumption of the respective executory contract or unexpired lease in excess of the respective cure amount reflected in the Debtor's books and records. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease, even if such rejection takes place after the Effective Date as provided above, shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date. Listing an executory contract or unexpired lease on the Schedule of Executory Contracts and Unexpired Leases to be Rejected shall not constitute an admission by the Debtor or Reorganized Paragon that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtor or Reorganized Paragon has any liability thereunder. The Debtor may amend the Schedule of Executory Contracts and Unexpired Leases to be Rejected to add or delete any contract or lease at any time prior to the Confirmation Hearing.

          8.2. CURE OF DEFAULTS UPON ASSUMPTION. All payments to cure defaults ("Cure Amounts") that may be required by section 365(b)(1) of the Bankruptcy Code and Section 8.1 hereof shall be made by the Debtor and treated as Allowed Administrative Claims pursuant to Section 5.2 hereof. Any disputes with respect to Cure Amounts shall be resolved by the Bankruptcy Court. In the event of any such dispute as to a Cure Amount, the Debtor or Reorganized Paragon shall place in a segregated account the full Cure Amount timely asserted in a Cure Statement in accordance with Section 8.1 hereof, or such lesser amount approved by the Bankruptcy Court or agreed to by the Debtor and the asserting party, in order to provide adequate assurance of prompt cure upon the resolution of any such dispute. Any executory contract or unexpired lease that is subject to a cure amount dispute may be added by the Debtor or Reorganized Paragon to the "Schedule of Executory Contracts and Unexpired Leases to be Rejected" at any time, including, without limitation, after the resolution by the Court of such cure amount dispute, regardless of the occurrence of the Confirmation Date or the Effective Date, based on the existence of such dispute.

          8.3. REJECTION DAMAGE CLAIMS. If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is an Allowed Claim, shall be an Allowed Unsecured Claim and classified in Class 3A; PROVIDED, HOWEVER, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtor, the Estate, Reorganized Paragon, its successors or properties, unless a proof of Claim is timely Filed and served in accordance with Section 8.5 hereof.

          8.4. OBJECTIONS. Any party to an executory contract or unexpired lease objecting to assumption or rejection under this Article VIII must File and serve upon the Debtor's counsel an objection in writing on or before 4:45 p.m.
(Atlanta, Georgia time) on January 6, 2000. If any party to an executory contract or unexpired lease that is deemed assumed pursuant to this Article VIII objects to such assumption, the Bankruptcy Court may conduct a hearing on such objection at the Confirmation Hearing or such other hearing date as selected by the Debtor on notice (which notice may be given orally on the record of the Confirmation Hearing) to the objecting party. In the event of a dispute regarding the amount of any cure payment or the ability of the Debtor to assume or assign, including providing adequate assurance of future performance, the Debtor may determine to reject such contract or lease pursuant to Section 8.2 above, and otherwise will make any payments required by section 365(b)(1) of the Bankruptcy Code only after the entry of a Final Order resolving such dispute.

          8.5. BAR DATE FOR REJECTION DAMAGE CLAIMS. All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, to the extent not subject to an earlier date set by order of the Bankruptcy Court, must be filed with the Bankruptcy Court within thirty (30) calendar days after the date of service of notice of entry of an order (which order may be the Confirmation Order) of the Bankruptcy Court approving such rejection or such Claims shall be forever barred.

          8.6. DEEMED CONSENTS. Unless a non-Debtor party to an executory contract, unexpired lease, license or permit objects to the Debtor's assumption or retention thereof in writing on or before 4:45 p.m. (Atlanta, Georgia time) on January 6, 2000, then, unless such executory contract, unexpired lease, license or permit has been rejected by the Debtor or will be rejected by operation of the Plan, Reorganized Paragon shall enjoy all of the rights and benefits under each such executory contract, unexpired lease, license and permit without the necessity of obtaining such non-Debtor's party's written consent to Reorganized Paragon's assumption or retention of such rights and benefits.

                                       IX.

                       MEANS OF IMPLEMENTATION OF THE PLAN

                  In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means of implementation of the Plan.

          9.1. FUNDING AND DISTRIBUTION OF CASH. On or before the Effective Date, the Debtor shall obtain all Cash necessary to make the Cash payments required to be made under the Plan. Such Cash may be obtained in any lawful manner, including, without limitation, from results of operations, sales of assets, through loans or dividends from Affiliates, from debt or equity financing to be arranged by the Debtor, or from consummation of the Wellspring Stock Purchase Agreement.

          9.2. WORKING CAPITAL FACILITY. On or before the Effective Date, the Debtor shall obtain a working capital line of credit for post-Effective Date operations (the "New Credit Agreement").

          9.3.    INTENTIONALLY OMITTED.

          9.4. CANCELLATION OF INSTRUMENTS. Unless otherwise provided for herein, on the Effective Date, all notes, shares, instruments or other evidences of Claims or Interests automatically shall be canceled and deemed null and void as of the Effective Date and must be surrendered to the Debtor pursuant to
Section 9.14 below.

          9.5.    RESTATED CERTIFICATE OF INCORPORATION; RESTATED BYLAWS.

                  (a) IF THE WELLSPRING STOCK PURCHASE AGREEMENT IS CONSUMMATED:
On or prior to the date that is ten (10) calendar days prior to the date of the Confirmation Hearing, the Debtor shall file its Restated Certificate of Incorporation and Restated Bylaws, which (i) shall be in form and substance acceptable to Wellspring, (ii) shall be in form and substance reasonably satisfactory to the Creditors' Committee, P&G, K-C and the Equity Committee,
(iii) shall preserve customary preemptive rights of all holders of New Common Stock with respect to future issuances of New Common Stock, and (iv) shall be deemed adopted such that they become the certificate of incorporation and bylaws of Reorganized Paragon as of the Effective Date. The Restated Certificate of Incorporation shall authorize the issuance of not more than 20 million shares of New Common Stock. Except as provided herein, no additional shares of New Common Stock may be issued other than as directed by the New Board after the Effective Date. The Restated Certificate of Incorporation and Restated Bylaws shall, INTER ALIA, prohibit the issuance of non-voting stock to the extent required under section 1123(a)(6) of the Bankruptcy Code.

                  (b)  IF  THE  WELLSPRING  STOCK  PURCHASE   AGREEMENT  IS  NOT
CONSUMMATED: On or prior to the date that is ten (10) calendar days prior to the date of the Confirmation Hearing, the Proponents shall file the Restated Certificate of Incorporation and Restated Bylaws, which shall be in form and substance reasonably satisfactory to P&G and K-C and shall be deemed adopted such that they become the certificate of incorporation and bylaws of Reorganized Paragon as of the Effective Date. The Restated Certificate of Incorporation shall authorize the issuance of not more than 20 million shares of New Common Stock. Except as provided herein, no additional shares of New Common Stock may be issued other than as directed by the New Board after the Effective Date. The Restated Certificate of Incorporation and Restated Bylaws shall, INTER ALIA, prohibit the issuance of non-voting stock to the extent required under section 1123(a)(6) of the Bankruptcy Code.

          9.6. ISSUANCE OF NEW COMMON STOCK, NEW NOTES AND WARRANTS. On the Effective Date, Reorganized Paragon shall issue: (a) 13,566,574 shares of New Common Stock (provided, that 11,891,000 shares of New Common Stock shall be issued if the Wellspring Stock Purchase Agreement is consummated); (b) if the Wellspring Stock Purchase Agreement is consummated, a principal amount of New Notes equal to the New Notes Amount; and (c) the Warrants. Holders of New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the Restated Certificate of Incorporation. After the Effective Date, Reorganized Paragon may amend or modify its certificate of incorporation and bylaws in any manner not inconsistent with applicable law, the Plan and/or such certificate of incorporation and bylaws.

          9.7. CERTAIN PROVISIONS REGARDING NEW COMMON STOCK. All authorized and issued shares of New Common Stock not distributed in accordance with the Plan shall be retained by Reorganized Paragon in its treasury and may be issued as authorized by the New Board, including, without limitation, to employees of Reorganized Paragon pursuant to an employee stock option plan.

          9.8. ESTIMATION OF DISPUTED CLAIMS. On or before the Effective Date, the Court shall enter one or more Estimation Orders estimating the dollar amount of Disputed Claims that may become Allowed Claims, inclusive of contingent and/or unliquidated Claims and Claims resulting from the rejection, if any, of executory contracts and unexpired leases in accordance with Article VIII hereof. This estimate shall be used for purposes of establishing the reserves for, and calculating, the Initial and Periodic Distributions to holders of Allowed Claims in Class 3A.

          9.9. CONTINUATION OF BUSINESS. After the Effective Date, Paragon shall continue to exist and engage in business as Reorganized Paragon, with all the powers of a corporation under applicable law.

          9.10. PROVISIONS FOR MANAGEMENT.

                  (a)    DIRECTORS.

                           (i)      DIRECTORS IF THE  WELLSPRING  STOCK PURCHASE
AGREEMENT  IS  CONSUMMATED:  If the  Wellspring   Stock  Purchase  Agreement  is
consummated, as of the Effective Date, the members of the New Board of Reorganized Paragon shall consist of not less than seven (7) and no more than ten (10) directors designated by Wellspring, (x) at least two (2) but no more than four (4) of whom shall be independent directors (the selection of whom shall be made with the consent of the Creditors' Committee, after consultation with P&G, K-C and the Equity Committee), (y) at least one (1) of whom shall be a member of Paragon's senior management, and (z) at least three
(3) of whom shall be affiliated with Wellspring.

                           (ii)     DIRECTORS IF  THE  WELLSPRING STOCK PURCHASE
AGREEMENT IS NOT CONSUMMATED: If the Wellspring Stock Purchase Agreement is not consummated, as of the Effective Date, the members of the New Board of Reorganized Paragon shall consist of seven (7) directors, five (5) of whom shall be independent directors and shall be designated by the Creditors' Committee and two (2) of whom shall be designated by the Debtor. The members of the New Board designated pursuant to this Section 9.10(a)(ii) must be reasonably satisfactory to P&G, K-C and the Equity Committee.

                  (b) OFFICERS. The officers of the Debtor on the Effective Date shall continue to serve as officers of Reorganized Paragon, as the case may be, after the Effective Date and until such time as they may resign, be removed or be replaced or their employment contracts, if any, may expire. If the Wellspring Stock Purchase Agreement is consummated, Reorganized Paragon shall adopt a management equity incentive plan in substantially the form set forth on Appendix 2 to the Wellspring Stock Purchase Agreement.

                  (c) EMPLOYMENT CONTRACTS. Subject to the following sentence, all employment contracts entered into by the Debtor following the Petition Date and not terminated or expired prior to the Effective Date shall remain in effect and be binding on Reorganized Paragon after the Effective Date. After the Effective Date, Reorganized Paragon may enter into (i) amendments to any existing employment contracts, or (ii) new employment contracts, with such of its officers, agents or employees as may be mutually acceptable to the New Board and such officers, agents or employees.

                  (d) TEEP RETENTION PLAN ESCROW. On the Effective Date, Reorganized Paragon shall pay to the employees eligible to receive such payment the $2 million Cash component of the Earned Confirmation Bonus (as defined in the TEEP Retention Plan) under the TEEP Retention Plan. In accordance with the TEEP Retention Plan, shares of New Common Stock having a value as of the Effective Date equal to $164,925 shall be issued and held in escrow to fund the payment of the Earned Confirmation Bonus exceeding $2 million, which New Common Stock shall be distributed within three (3) Business Days of the Effective Date, unless the New Board determines, in its sole discretion and in accordance with the TEEP Retention Plan, that it is fair and prudent to pay such excess in Cash and elects to pay such excess in Cash, in which event Cash in the amount of $164,925 shall be paid by Reorganized Paragon to the employees eligible to receive such payment to fund any such excess. Upon and after the occurrence of the Effective Date, Reorganized Paragon shall be authorized and directed to otherwise carry out and implement the terms of the TEEP Retention Plan in accordance with its terms.

                  (e) NON-TEEP RETENTION PLAN. From and after the Effective Date, the Non-TEEP Retention Plan shall continue in accordance with its terms.

          9.11. CONSUMMATION OF P&G SETTLEMENT. To the extent not already implemented as of the Effective Date, Paragon and P&G shall take all steps necessary to effectuate the P&G Settlement Agreement pursuant to the terms thereof. As of the Effective Date, to the extent not already binding, valid and enforceable in accordance with its terms, the P&G Settlement Agreement, including the licenses and releases contemplated therein, shall be deemed binding, valid and enforceable.

          9.12. CONSUMMATION OF K-C SETTLEMENT. To the extent not already implemented as of the Effective Date, Paragon and K-C shall take all steps necessary to effectuate the K-C Settlement Agreement pursuant to the terms thereof. As of the Effective Date, to the extent not already binding, valid and enforceable in accordance with its terms, the K-C Settlement Agreement, including the licenses and releases contemplated therein, shall be deemed binding, valid and enforceable.

          9.13. REVESTING OF PROPERTY IN REORGANIZED PARAGON. Except for the Litigation Claims which will remain vested in the Estate in accordance with
Section 9.21 hereof or as otherwise expressly provided herein, on the Effective Date, title to all property and assets of the Estate shall revest in Reorganized Paragon free and clear of all Claims, liens, encumbrances and/or other interests of any Person, and Reorganized Paragon may thereafter operate its business and use, acquire and dispose of property and compromise or settle any Claims arising on or after the Effective Date without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Local Bankruptcy Rules of the Bankruptcy Court, other than those restrictions expressly imposed by the Plan, the Confirmation Order or any document executed and delivered by Reorganized Paragon pursuant to the Plan. Without limiting the foregoing, Reorganized Paragon may pay the fees and charges that it incurs on or after the Effective Date for fees of professionals, disbursements and expenses or related support services relating to the Chapter 11 Case or otherwise without application to the Bankruptcy Court.

          9.14.     SURRENDER OF INSTRUMENTS/STOCK.

         (a) SURRENDER OF INSTRUMENTS REGARDING CLAIMS: Except as otherwise provided in the Plan, each holder (except for P&G, K-C and the holders of Allowed Prepetition Bank Claims of an instrument evidencing or securing a Claim shall surrender such instrument to the Debtor. No Distribution under the Plan shall be made to or on behalf of any holder of a Claim unless and until such instrument is received or the non-availability of such instrument is established to the reasonable satisfaction of Reorganized Paragon. In accordance with section 1143 of the Bankruptcy Code, other than with respect to an Allowed Secured Claim treated pursuant to Section 6.1(a)(4) above, any such holder of such a Claim that fails to (a) surrender or cause to be surrendered such instrument, including, without limitation, any promissory note, instrument or certificate, or, in the case of lost instruments, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Paragon and (b) in the event Reorganized Paragon requests, in the case of lost instruments, furnish a bond or indemnity agreement in form and substance reasonably satisfactory to Reorganized Paragon, on or prior to the later to occur of (i) 180 calendar days from and after the Effective Date and (ii) the first

Distribution Date on which a Distribution is to be made to the holder of such Allowed Claim, shall be deemed to have forfeited all rights and Claims and shall not participate in any Distribution hereunder.

         (b)  SURRENDER  OF OLD COMMON  STOCK,  ISSUANCE OF NEW COMMON STOCK AND
DISTRIBUTION OF LITIGATION PROCEEDS TO HOLDERS OF ALLOWED OLD COMMON STOCK INTERESTS. At the Distribution Record Date, all Allowed Old Common Stock Interests shall be deemed non-transferable and shall exist only for purposes of entitling holders thereof to receive Rights under the Plan as well as such holder's Pro Rata Share of: (i) the Interest Holders' New Common Stock Amount;
(ii) the Warrants; and (iii) that portion of the Litigation Proceeds allocable to Allowed Old Common Stock Interest under the Plan. At the Distribution Record Date (x) Chase Mellon as transfer agent with respect to the Old Common Stock and transfer agent, registrar and exchange agent with respect to the New Common Stock and the Warrants (the "Transfer Agent") shall cease all transfers of Old Common Stock Interests, (y) the Depository Trust Company ("DTC") shall close the stock register maintained by it on the Debtor's behalf and (z) the National Association of Securities Dealers, Inc. ("NASD") shall discontinue all trading in the Old Common Stock Interests, whether on the OTC Bulletin Board System or otherwise. On the first Business Day immediately following the Distribution Record Date, the Transfer Agent shall issue a transmittal letter (the "New Stock Transmittal Letter") to all record holders of Allowed Old Common Stock Interests as of the Distribution Record Date (the "Final Record Holders") notifying them that they may receive their Pro Rata Share of the Interest Holders' New Common Stock Amount, the Warrants and that portion of Litigation Proceeds allocable to holders of Allowed Old Common Stock Interests under the Plan by surrendering their Old Common Stock to the Transfer Agent. On or as soon as reasonably practicable after the Effective Date, Reorganized Paragon shall transfer the Interest Holders' New Common Stock Amount and the Warrants to the Transfer Agent. The Transfer Agent shall then transfer certificates representing the number of shares of New Common Stock and Warrants to which Final Record Holders surrendering their Old Common Stock are entitled (the "Exchange Securities") to the DTC. The DTC will then electronically transfer the appropriate number of Exchange Securities to the appropriate Final Record Holders in book-entry form. Such Final Record Holders shall hold such Exchange Securities for the account of the beneficial owners of the Old Common Stock Interests from which such Exchange Securities were converted. Upon each recovery of Litigation Proceeds by the Litigation Claims Representative, the Litigation Claims Representative shall remit that portion of the Litigation Proceeds allocable to Allowed Old Common Stock Interests under the Plan to Reorganized Paragon for distribution to the Transfer Agent. The Transfer Agent shall then distribute to each Final Record Holder who timely surrendered Allowed Old Common Stock Interests in response to the New Stock Transmittal Letter such Final Record Holder's Pro Rata Share of such Litigation Proceeds Distribution and issue a transmittal letter (each, a "Litigation Proceeds Transmittal Letter") notifying all Final Record Holders who failed to surrender their Allowed Old Common Stock Interests in response to the New Stock Transmittal Letter that they may receive their Pro Rata Share of (a) the New Common Stock and Warrants (as such "Exchange Securities"), and (b) such Litigation Proceeds Distribution by surrendering their Allowed Old Common Stock Interests to the Transfer Agent. Final Record Holders who receive Litigation Proceeds Distributions shall promptly allocate such Distributions in Cash or Cash Equivalents among the beneficial owners of the underlying Allowed Old Common Stock Interests. The Transfer Agent shall maintain lists setting forth the names, addresses and taxpayer identification numbers of (c) the Final Record Holders, (d) the Final Record Holders who surrender their Allowed Old Common Stock Interest in response to the Stock Transmittal Letter, and (e) the Final Record Holders who surrendered their Allowed Old Common Stock Interests in response to each Litigation Proceeds Transmittal Letter. Copies of these lists shall be transmitted by the Transfer Agent to the Equity Committee, Reorganized Paragon and the Litigation Claims Representative. The Transfer Agent shall have no obligation to send a Litigation Proceeds Transmittal Letter after one year after the Effective Date to Final Record Holders who have failed to surrender their Allowed Common Stock Interests, and any such non-surrendering holders shall forfeit their rights to receive Distributions pursuant to section 11.16 of the Plan.

          9.15.     RELEASE OF LIENS AND PERFECTION OF LIENS.

                  (a) PROCEDURES FOR RELEASING OF LIENS. Except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument or other agreement or document created in connection with the Plan:

(i) each holder of: (1) a Secured Claim (other than an Allowed Secured Claim treated pursuant to Section 6.1(a)(4) above); (2) a Claim that purportedly is secured; and/or (3) a judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on the Effective Date and regardless of whether such Claim has been listed in the Schedules or proof of such Claim has been Filed: (y) turn over and release to the Debtor or Reorganized Paragon, as applicable, any and all property that secures or purportedly secures such Claim, or such lien and/or the Claim shall automatically, and without further action by the Debtor, the Estate or Reorganized Paragon, be deemed released; and (z) execute such documents and instruments as Reorganized Paragon requires to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, the Debtor or Reorganized Paragon (as applicable) may, in its discretion, file a copy of the Confirmation Order, or any other document required, in appropriate recording offices, which shall serve to release any Claim holder's rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert or be transferred to Reorganized Paragon free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

                  (b) ENTITLEMENT TO DISTRIBUTIONS PENDING RELEASE. Without limiting the automatic release provisions of Section 9.15(a) hereof: (i) no Distribution hereunder shall be made in respect of any Claim of the type described in Section 9.15(a) hereof unless and until the holder thereof executes and delivers to the Debtor or Reorganized Paragon (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 calendar days of the Effective Date shall be deemed to have no Claim against the Debtor, the Estate, or Reorganized Paragon or its assets or property in respect of such Claim and shall not participate in any Distribution hereunder.

          9.16. REGISTRATION OF SECURITIES. Reorganized Paragon shall make commercially reasonable efforts to have the New Common Stock listed on a nationally recognized market or exchange. All New Common Stock, Warrants and Rights distributed pursuant to the Plan shall be entitled to the benefits and exceptions provided by Section 1145 of the Bankruptcy Code to the maximum extent provided by law.

                  (a) REGISTRATION RIGHTS IN THE EVENT THAT THE WELLSPRING STOCK PURCHASE AGREEMENT IS CONSUMMATED: In the event that the Wellspring Stock Purchase Agreement is consummated, the holders of New Common Stock whose resale of such New Common Stock would be limited or restricted by federal securities law shall have the right, pursuant to a registration rights agreement, the form of which will be filed with the Bankruptcy Court (the "Registration Rights Agreement") at least three (3) calendar days before the date of the Confirmation Hearing, to cause Reorganized Paragon to (i) include the New Common Stock issuable to them under the Plan (including any New Common Stock issued or issuable in respect of the Warrants), on customary terms, in "piggyback" underwritings and registrations and (ii) effect on customary terms, one demand registration under the Securities Act for the public offering and sale of the New Common Stock to them distributed under the Plan; PROVIDED, HOWEVER, that no Registration Rights Agreement shall be filed unless, as a result of the Wellspring Rights Offering, such Registration Rights Agreement is required for a holder of New Common Stock (other than Wellspring) to transfer its New Common Stock to a third party without restriction. If P&G and K-C participate in the Wellspring Rights Offering, the Registration Rights Agreement must be reasonably satisfactory to P&G and K-C.

                  (b) REGISTRATION RIGHTS IN THE EVENT THAT THE WELLSPRING STOCK PURCHASE AGREEMENT IS NOT CONSUMMATED: If the Wellspring Stock Purchase Agreement is not consummated, as soon as reasonably practicable after the Effective Date, Reorganized Paragon shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to all of the New Common Stock Distributed to the holders of Allowed Unsecured Claims hereunder (the "Registrable Securities"). Reorganized Paragon shall, subject to customary provisions for postponement of registration rights by the issuer, use its reasonable efforts to cause the Shelf Registration to become effective as soon as possible after the filing thereof and shall use its reasonable efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the second anniversary of the

Effective Date, in order to permit the prospectus forming a part thereof to be usable by the holders of the Registrable Securities during such period. The Shelf Registration shall provide for the offering and sale of the Registrable Securities to or through brokers or dealers, acting as principal or agent, in transactions (which may involve block transactions) on the nationally recognized market or exchange on which the New Common Stock is listed, in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or otherwise, or directly or indirectly through brokers or agents in private sales at negotiated prices or through a combination of any such methods of sale, including but not limited to a bulk sale to a brokerage firm, but not pursuant to an underwritten public offering (whether on a firm commitment or best efforts basis or otherwise).

          9.17. AVOIDANCE ACTIONS. Subject to the occurrence of the Effective Date, neither the Debtor, the Creditors' Committee, the Equity Committee nor any other party in interest shall assert any right, claim or cause of action (other than a Litigation Claim) not asserted by the Debtor prior to the Effective Date and belonging to the Debtor or its Estate against any Person to avoid a transfer under section 544, 547, 548, or 553(b) of the Bankruptcy Code, PROVIDED, HOWEVER; that nothing herein shall prohibit the Debtor, the Creditors' Committee or the Equity Committee from challenging the validity, priority, perfection or extent of any lien, mortgage or security agreement or, subject to Section 12.1 hereof, objecting to any Claim. All such rights, claims and causes of action shall be released and waived by the Debtor and its Estate under the Plan on the Effective Date. Notwithstanding anything to the contrary contained herein, nothing contained in this Plan shall prejudice any rights or defenses the Debtor may have under section 502(d) of the Bankruptcy Code.

          9.18.  EXEMPTION  FROM  CERTAIN  TRANSFER  TAXES.  Pursuant to section
1146(c) of the Bankruptcy Code (a) the issuance, transfer or exchange of any securities, instruments or documents and (b) the creation of any other lien, mortgage, deed of trust or other security interest under the Plan shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

          9.19. COMPROMISE OF CONTROVERSIES. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan, including the claims and controversies settled and resolved pursuant to the K-C Settlement Agreement and the P&G Settlement Agreement and the compromise of the claims of PMI under Section 7.6 of the Plan. To the extent not previously accomplished by the K-C Settlement Order or the P&G Settlement Order, the entry of the Confirmation Order shall constitute the
Bankruptcy Court's approval of each of the foregoing compromises and settlements, and all other compromises and settlements provided for in the Plan, and such order shall constitute the Bankruptcy Court's determination that such compromises and settlements are in the best interests of the Debtor, Reorganized Paragon, the Estate, and any Person holding Claims and/or Interests against the Debtor, and are fair, equitable and within the range of reasonableness required by the Bankruptcy Code and/or Bankruptcy Rules.

          9.20. CONTINUATION OF PARAGON'S 401(K) AND PROFIT SHARING PLAN. The Debtor's existing 401(k) and profit sharing plan entitled the "Paragon Retirement Investment Savings Management (PRISM) Plan" shall continue after the Effective Date as the 401(k) and profit sharing plan of Reorganized Paragon, unaffected by the Plan or the provisions hereof (except to the extent that Old Common Stock Interests are being extinguished and canceled pursuant to Section
6.5 hereof).

          9.21. INVESTIGATION, PROSECUTION AND/OR SETTLEMENT OF THE LITIGATION CLAIMS. As of the Effective Date, the Litigation Claims shall remain vested in the Estate and the Estate shall retain the right to investigate, prosecute and/or settle such claims in accordance with the provisions of this Plan. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, the Litigation Claims Representative shall be the sole representative of the Estate for the limited purpose of investigating, prosecuting and/or settling the Litigations Claims, and delivering any Litigation Proceeds to Reorganized Paragon pursuant to the terms of this Plan. All Litigation Proceeds, if any, shall be delivered by the Litigation Claims Representative to Reorganized Paragon for distribution in accordance with Sections 6.3 and 6.5 hereof, and subject to the other applicable distribution provisions of the Plan, including Sections 9.21(q) and 9.21(s), to the holders of Allowed Unsecured Claims and Allowed Old Common Stock Interests. The Litigation Claims Representative shall be appointed by the Equity Committee. Such appointment shall be announced on or before the date of the Confirmation Hearing and included in the Confirmation Order. In order to permit the Litigation Claims Representative to perform all its duties and responsibilities under the Plan, Reorganized Paragon shall transfer Cash in the amount of $1,094,500.00 (the "Litigation Fund") into an interest-bearing segregated account for use by the Litigation Claims Representative in carrying out its rights and obligations hereunder; PROVIDED, HOWEVER, that, if the Wellspring Stock Purchase Agreement is not consummated, Reorganized Paragon shall only be required to transfer Cash in the amount of $500,000.00 into the Litigation Fund; provided, however, that the Equity Committee shall have the right to designate a portion of the Interest Holders' New Common Stock Amount to be deposited into the Litigation Fund. Neither Reorganized Paragon nor Wellspring shall have any further obligation to fund any amounts into the Litigation Fund and shall bear no further financial responsibility for the resolution of Litigation Claims; provided, however, that, pursuant to Section 9.21(r) below, Reorganized Paragon shall provide reasonable assistance to the Litigation Claims Representative with respect to the assertion and prosecution of Litigation Claims (to the extent such assistance does not require the expenditure of funds).

                  (a) USE OF THE LITIGATION FUND. The Litigation Claims Representative may use the Litigation Fund to (i) satisfy the costs and expenses (including, but not limited to, counsel and expert witness fees) of investigating, prosecuting and/or settling the Litigation Claims, (ii) preserve, protect and prosecute the Litigation Claims, and (iii) satisfy liabilities incurred or related to the Litigation Claims; PROVIDED, HOWEVER, that if the funds constituting the Litigation Fund have been used for such purposes and exhausted, the Litigation Claims Representative may, consistent with its fiduciary duties as a representative of the Estate, and provided the first $500,000.00 in proceeds, if any, received on account of the Litigation Claims are delivered by the Litigation Claims Representative to Reorganized Paragon in accordance with the proviso contained in Section 1.68 of the Plan, use any Litigation Proceeds for such purposes; PROVIDED, FURTHER, HOWEVER, that the use of Litigation Proceeds for such purposes shall not exceed 50% of the recoveries received on account of any single Litigation Claim, and provided that the total amount of Litigation Proceeds used for such purposes shall not exceed $1 million.

                  (b) APPOINTMENT OF THE LITIGATION CLAIMS REPRESENTATIVE. The Equity Committee shall appoint the Litigation Claims Representative as of the Effective Date to investigate, prosecute and/or settle the Litigation Claims. On and after the Effective Date, the Debtor and Reorganized Paragon, as the case may be, shall execute and deliver or cause to be executed and delivered to the Litigation Claims Representative all such documents, in recordable form where necessary or appropriate, to confirm to the Litigation Claims Representative the right to hold, investigate, prosecute and/or settle each of the Litigation Claims.

                  (c) ACCEPTANCE OF DUTIES. The Litigation Claims Representative shall be required to confirm in writing its appointment and its acceptance of its rights and obligations hereunder. The Litigation Claims Representative shall agree to receive, hold, investigate, prosecute and/or settle the Litigation Claims and to administer and transfer the Litigation Proceeds and the income derived therefrom pursuant to the terms of the Plan and the Confirmation Order; provided, however, that if the Litigation Claims do not or will not, in the judgment of the Litigation Claims Representative, result in sufficient Litigation Proceeds to warrant the further investigation, prosecution and/or settlement of the Litigation Claims, the Litigation Claims Representative shall be empowered to determine not to so investigate, prosecute and/or settle such claims, but instead to return any remaining amount of the Litigation Fund to Reorganized Paragon for distribution in accordance with this Plan. The Litigation Claims Representative shall not be required to post any bond or other security for performance.

                  (d) ONE LITIGATION CLAIMS REPRESENTATIVE. There shall be no more than one Litigation Claims Representative at any time.

                  (e) TERM. The Litigation Claims Representative shall serve until (a) the final resolution or abandonment of the Litigation Claims, or (b) the Litigation Claims Representative's death, resignation, or removal.

                  (f) ACTIVITIES. The Litigation Claims Representative shall be entitled to engage in such activities as it deems appropriate which are not in conflict with the Plan. The Litigation Claims Representative shall devote such time as is necessary to fulfill all of its duties as Litigation Claims Representative.

                  (g) RESIGNATION OF THE LITIGATION CLAIMS  REPRESENTATIVE.  The
Litigation Claims Representative may resign at any time upon 30 days' written notice, in accordance with the notice provisions of the Plan, to the Bankruptcy Court, and counsel for the Equity Committee. Such resignation may become effective prior to the expiration of such 30 day notice period upon the appointment of a permanent or interim successor Litigation Claims Representative.

                  (h) REMOVAL OF THE LITIGATION CLAIMS REPRESENTATIVE. The Litigation Claims Representative may be removed by an order of the Bankruptcy Court only for bad faith, gross negligence, willful misconduct, material violation of the provisions of this Plan or a gross disregard of its duties hereunder ("For Cause") and upon notice and a hearing. Any holder or Allowed Unsecured Claim or Allowed Old Common Stock Interest or other party in interest has standing to request the Bankruptcy Court to remove the Litigation Claims Representative For Cause.

                  (i) SUCCESSOR LITIGATION CLAIMS REPRESENTATIVE. In the event of the resignation, removal, death or incapacity of the Litigation Claims Representative (or if for any other reason there is a vacancy in the position of Litigation Claims Representative), the Bankruptcy Court may appoint a new Litigation Claims Representative, upon motion of any party in interest, from a list of candidates submitted in connection with any such motion, subject to the consent of the Equity Committee or a majority vote of former members of the Equity Committee. Every successor Litigation Claims Representative appointed pursuant hereto shall execute, acknowledge and deliver to the Bankruptcy Court an instrument in writing accepting such appointment hereunder, and thereupon such successor Litigation Claims Representative, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of its predecessor without any further act. Any predecessor Litigation Claims
Representative shall execute and deliver to the successor Litigation Claims Representative any instruments reasonably requested by the successor Litigation Claims Representative to effectuate the termination of the predecessor Litigation Claims Representative and to aid in the investigation, prosecution and/or settlement of the Litigation Claims. All fees and expenses of a Litigation Claims Representative prior to the death, resignation or removal of such Litigation Trustee shall be paid out of the Litigation Fund unless disputed by the successor Litigation Claims Representative, in which case such dispute shall be subject to resolution by the Bankruptcy Court.

                  (j) REIMBURSEMENT. The Litigation Claims Representative shall be entitled to receive compensation, from the Litigation Fund, in an amount to be negotiated by the Equity Committee, disclosed to the Bankruptcy Court at the Confirmation Hearing and contained in the Confirmation Order, plus reimbursement of reasonable out-of-pocket expenses (all such reasonable and necessary costs and expenses incurred by the Litigation Claims Representative in connection with the performance of its duties hereunder to be reimbursed to the Litigation Claims Representative from the Litigation Fund); provided, however, that compensation and/or expenses payable pursuant to an incentive contingent compensation arrangement between the Litigation Claims Representative and himself or herself, or between him/her and an attorney or other professionals retained to prosecute a Litigation Claim must be approved by the Bankruptcy Court and shall be paid only from the Litigation Proceeds, if any, of such Litigation Claim.

                  (k) RETENTION  OF   PROFESSIONALS.   The  Litigation   Claims
Representative may, but shall not be required to, consult with attorneys, accountants, appraisers or other parties deemed by the Litigation Claims Representative to have  qualifications  necessary  to assist  it in the  proper performance of its duties, including the employment of attorneys on a full or partial contingent fee basis to prosecute Litigation Claims. The Litigation Claims Representative may pay the salaries, fees and expenses of such persons out of the Litigation Fund; provided, however, that compensation and/or expenses payable pursuant to a contingent compensation arrangement between the Litigation Claims Representative and an attorney or other professionals retained to prosecute a Litigation Claim must be approved by the Bankruptcy Court and shall be paid only from the Litigation Proceeds, if any, of such Litigation Claim. The Litigation Claims Representative shall not be liable for any loss to the Estate caused by any action of any person employed by the Litigation Claims Representative by reason of any mistake or default of such person if the selection, engagement and/or supervision of such person was made or taken in good faith and without willful misconduct or gross negligence.

                  (l) POWERS OF LITIGATION CLAIMS REPRESENTATIVE. The Litigation Claims Representative shall have all of the rights, powers and privileges specified in the Plan unless specifically limited by other provisions of this Plan or the Confirmation Order. The Litigation Claims Representative shall have the power to take all such actions as in its judgment are necessary and appropriate to effectuate the purposes of this Section of the Plan, including but not limited to each power expressly granted in the subsections below and any power reasonably incidental thereto. The Litigation Claims Representative shall have the power to:

                           (i) Investigate, prosecute, settle and/or abandon Litigation Claims and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction in connection with any proceeding relating to the Litigation Claims, including any administrative, arbitrative or other nonjudicial proceeding; provided, however, that the Litigation Claims Representative shall seek Bankruptcy Court approval before entering on a final basis into any settlement of a Litigation Claim.

                           (ii) Invest the  Litigation  Fund in accordance  with
         section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Litigation Claims Representative; PROVIDED, that the Litigation Claims Representative may invest such funds in Cash Equivalents;

                           (iii) Enter  into  any   agreement  or  execute  any
         document required by or consistent with the Plan, perform all of the Litigation Claims Representative's obligations hereunder and thereunder and take all other actions necessary to effectuate the foregoing to the extent such actions are not inconsistent with the Plan;

                           (iv) Select and employ such professionals (which may include the Equity Committee's current professionals), agents or employees as it deems necessary to assist in the administration of the Litigation Claims and compensate such persons from the Litigation Fund without application to the Bankruptcy Court;

                           (v) Voluntarily engage in arbitration or mediation with regard to any Litigation Claim;

                           (vi) Consult with former members of and counsel to the Equity Creditor and the Creditors' Committee, as well as with any creditor or counsel to such creditor in connection with the prosecution of Litigation Claims; and

                           (vii) Exercise such other powers and duties as are necessary or appropriate in its discretion to accomplish the purposes of this Section 9.21 of the Plan.

                  (m) LIMITATION OF RIGHTS. Notwithstanding anything in this Agreement to the contrary contained herein, the Litigation Claims Representative shall not do or undertake any of the following:

                           (i)     Take any action in contravention of the Plan;

                           (ii) Grant liens on any of the Litigation Claims or the Litigation Proceeds, if any; PROVIDED, HOWEVER, that contingent fee arrangements shall not be considered a lien for purposes of this section;

                           (iii) Attempt to modify or amend the Plan;

                           (iv)  Guarantee any debt;

                           (v) Loan any portion of the Litigation Fund or Litigation Proceeds, if any, to the Litigation Claims Representative or any other Person; or

                           (vi) Transfer any Litigation Claim.

                  (n) LIMITATION ON LIABILITY. Except in the case of willful misconduct or gross negligence, the Litigation Claims Representative and any professionals it employs shall not be liable for any loss or damage by reason of any action taken or omitted by the Litigation Claims Representative and any professionals it employs pursuant to the discretion, power and authority conferred on the Litigation Claims Representative by this Plan. No successor Litigation Claims Representative shall be in any way liable for the acts or omissions of any predecessor Litigation Claims Representative unless a successor Litigation Claims Representative expressly assumes such responsibility. The Litigation Claims Representative may rely, and shall be protected from liability for acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Litigation Claims Representative to be genuine and to have been presented by an authorized party. Also, the Litigation Claims Representative shall not be liable if it acts in good faith based on a mistake of fact before having actual knowledge of an event. The Litigation Claims Representative shall not be liable for any action taken or suffered by the Litigation Claims Representative in reasonably relying upon the advice of counsel or other professionals engaged by the Litigation Claims Representative in accordance with this Plan. Persons dealing with the Litigation Claims Representative in matters relating to the Litigation Claims shall have recourse only against the Litigation Claims and the Litigation Proceeds, if any, subject to the rights of holders of Allowed Unsecured Claims and Allowed Old Common Stock Interests to receive such assets in accordance with the terms of the Plan, to satisfy any liability incurred by the Litigation Claims Representative to such person in carrying out the terms of this Section, and the Litigation Claims Representative shall have no personal or individual obligation to satisfy such liability. The Litigation Claims Representative and its employees and agents shall not be liable because of any action taken by the Litigation Claims Representative pursuant to discretionary powers and authority conferred upon the Litigation Claims Representative or its employees except for its or their own gross negligence or willful misconduct.

                  (o) FINAL ACCOUNTING. The Litigation Claims Representative shall, within ninety (90) days after the completion of its duties or its resignation, removal or death (in which case, the Litigation Claims Representative's estate shall), render a final accounting containing at least the following information:

                           (i)   A description of the Litigation Claims;

                           (ii) A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Litigation Fund and the Litigation Claims during the Litigation Claims Representative's term of service, including their source and nature;

                           (iii) All receipts of principal and income must be shown separately;

                           (iv) The ending balance of the Litigation Fund and all Litigation Proceeds as of the date of the Litigation Claims Representative's accounting, including the cash balance on hand and the name and location of the depository where it is kept; and

                           (v) All known liabilities owed by the Litigation Claims Representative.

                  (p) DISTRIBUTION  OF PROCEEDS.  Subject to the  provisions of
Section 9.21(a) above, all Litigation Proceeds, if any, received by the Litigation Claims Representative on behalf of the Estate shall be delivered by the Litigation Claims Representative to Reorganized Paragon for Distribution in accordance with the applicable provisions of the Plan.

                  (q) WITHHOLDING  TAXES.   Any   federal,   state   or   local
withholding taxes or other amounts required to be withheld under applicable law shall be deducted, as required, by Reorganized Paragon or the Litigation Claims Representative, as applicable, from the Litigation Proceeds, if any, delivered to Reorganized Paragon for distribution under the Plan. All Persons entitled to receive distributions under the Plan of any Litigation proceeds received shall be required to provide any information necessary to effect the withholding of such taxes.

                  (r) FURTHER ASSURANCES: Reorganized Paragon shall not take any action to release, impair or settle the Litigation Claims, and shall not, except as may be required by law, take any position contrary to the Litigation Claims Representative in any documents, agreements or public filings. Reorganized Paragon shall reasonably cooperate with the Litigation Claims Representative, and shall provide the Litigation Claims Representative with reasonable access to Reorganized Paragon's books and records (including, after execution of an acceptable common-interest agreement, privileged documents related to the Litigation Claims) and personnel with knowledge of the Litigation Claims to the extent necessary to allow the Litigation Claims Representative to properly perform its duties hereunder. Upon the request of the Creditors' Committee, P&G or K-C, the Litigation Claims Representative shall provide reasonable reports regarding the status of the Litigation Claims and the Litigation Proceeds, if any.

                  (s) FEDERAL TAX TREATMENT. For federal income tax purposes, it is intended that the Estate will be treated as a liquidating trust, as defined in Treasury Regulation ss. 301.7701-4(d), that comes into existence as of the Effective Date. The primary purpose of the liquidating trust will be to prosecute the Litigation Claims, and it will not continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The trust may not receive or retain Cash or Cash Equivalents in excess of a reasonable amount to prosecute the Litigation Claims. The investment powers of the Litigation Claims Representative are limited to powers to invest in Cash and Cash Equivalents. The trust is required to distribute at least annually to the Beneficiaries the net income of the trust in excess of amounts reasonably necessary to prosecute the Litigation Claims. In the event Estate receives Litigation Proceeds, the Litigation Claims Representative shall, in lieu of immediately distributing all such amounts, retain as a reserve an amount sufficient to pay the tax liability that would result from the receipt of such amounts if they were deemed received by Reorganized Paragon or the Estate did not qualify as a liquidating trust. The Litigation Claims Representative thereafter shall promptly apply for a ruling from the Internal Revenue Service that the Estate will qualify as a liquidating trust and that the receipt of Litigation Proceeds by the Estate will not result in the recognition of taxable income by Reorganized Paragon or the Estate. If such ruling is secured, the reserved amounts shall be promptly distributed. If such ruling is not secured, the Litigation Claims Representative shall use its reasonable best efforts to secure from counsel experienced in such matters an opinion reasonably satisfactory to Reorganized Paragon and the Litigation Claims Representative that (i) the Estate will qualify as a liquidating trust or (ii) the receipt of Litigation Proceeds by the Estate will not generate taxable income for Reorganized Paragon or the Estate. If neither the ruling nor the opinion can be secured, Reorganized Paragon shall be entitled to receive or, if applicable, the Estate shall retain, such amounts as are necessary to pay the tax liability associated with the Litigation Claims; and any excess amounts shall be distributed to the Beneficiaries as promptly as is reasonable under the circumstances. It is intended that Reorganized Paragon will be treated for tax purposes as transferring the Litigation Claims to holders of Allowed Unsecured Claims and Old Common Stock Interests ("Beneficiaries"), followed by a deemed transfer by the Beneficiaries to the liquidating trust. The Beneficiaries will be treated as the grantors and deemed owners of the Estate after the Effective Date and will be taxed on their allocable shares of the Estate's income and gain in each taxable year, whether or not they receive any distributions in such year. After the Effective Date, the Litigation Claims Representative
must file tax returns for the Estate as a grantor trust pursuant to Treasury Regulation ss. 1.671-4(a). The Litigation Claims must be valued consistently for all federal income tax purposes by the Debtor, the Litigation Claims Representative, and the Beneficiaries. The Estate will terminate no later than 5 years after the Effective Date, PROVIDED, HOWEVER, that subject to the approval of the Bankruptcy Court, the term of the Estate may be extended for a finite term if such extension is necessary to the liquidating purpose of the Estate. Each such extension must be approved by the Bankruptcy Court within 6 months of the beginning of the term being extended.

          9.22.     WELLSPRING RIGHTS OFFERING

         (a) HOLDERS OF UNSECURED CLAIMS. In accordance with the terms contained in the Wellspring Rights Offering Procedures, the Wellspring Rights Offering will permit each holder of a Class 3A Claim entitled to vote in respect of the Plan to elect to subscribe for Rights. Collectively, the Rights, which will not be evidenced by certificates, shall consist of the right to purchase up to 35% of the issued and outstanding shares of New Common Stock (prior to dilution) as of the Effective Date. Each Right shall represent the right to purchase one share of New Common Stock for a purchase price of $10.00 per share. Subject to any requirement of the securities laws, the Rights will be transferable in accordance with the provisions set forth in the Wellspring Rights Offering
Procedures; PROVIDED, however, that no Person may acquire Rights by way of transfer such that as of the Effective Date (after giving effect to the exercise of all Rights properly subscribed to and acquired by transfer) such Person would hold an amount of New Common Stock greater than ten percent (10%) of the New Common Stock Amount.

                  (a)(b) HOLDERS OF OLD COMMON STOCK INTERESTS. In accordance with the terms contained in the Wellspring Rights Offering Procedures, the Wellspring Rights Offering also will permit each holder of an Allowed Old Common Stock Interest as of the Voting Record Date to subscribe for Rights not purchased by holders of Class 3A Claims pursuant to Section 9.22(a) hereof.

                                       X.

                           ADMINISTRATION OF THE PLAN

          10.1. IMPLEMENTATION OF PLAN. On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of Reorganized Paragon (subject to the supervision of the New Board pursuant to and in accordance with the provisions of the Plan). Reorganized Paragon may, in its discretion, hire a disbursing agent to perform Reorganized Paragon's distribution and other functions with respect to the Plan. In such case, references to Reorganized Paragon herein shall include such disbursing agent. Notwithstanding the foregoing, Reorganized Paragon shall remain responsible for all distribution functions with respect to the Plan, and for the actions and conduct of any disbursing agent retained by Reorganized Paragon and acting in an authorized capacity as disbursing agent hereunder.

          10.2. RESPONSIBILITIES OF REORGANIZED PARAGON. The responsibilities of Reorganized Paragon under the Plan shall include:

                  (a)  calculating   and   implementing   all  Distributions  in
accordance with the Plan;

                  (b) taking all steps and executing all instruments and documents necessary to effectuate the Plan;

                  (c)  complying with the Plan and the obligations hereunder;

                  (d) employing professionals, if necessary, to represent it with respect to its responsibilities;

                  (e) exercising such other powers as may be vested in Reorganized Paragon pursuant to the Plan, the Confirmation Order, other orders of the Bankruptcy Court, or as deemed by Reorganized Paragon to be necessary and proper to implement the provisions of the Plan;

                  (f) periodic reporting to counsel to the Creditors' Committee and to the Bankruptcy Court of the status of the Claims resolution process and Distributions on Allowed Claims and Allowed Interests;

                  (g) such other responsibilities as may be vested in Reorganized Paragon pursuant to the Plan, the Confirmation Order, or other Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan; and

                  (h) obtaining the entry of a final decree closing the Chapter 11 Case.

          10.3.  OTHER.  Unless  otherwise  ordered  by  the  Bankruptcy  Court,
Reorganized Paragon shall not be required to post any bond or surety of performance of its duties.

          10.4. POWERS OF REORGANIZED PARAGON AS ADMINISTRATOR OF THE PLAN. The powers of Reorganized Paragon as the administrator of the Plan shall, without any further Bankruptcy Court approval, include: (a) the power to invest funds in Cash Equivalents or otherwise in accordance with section 345 of the Bankruptcy Code, and withdraw, make Distributions and pay taxes and other obligations from funds held in accordance with the Plan; (b) the power to dispose of, and deliver title to others of, Estate assets on behalf of the Debtor; (c) the power to compromise and settle Claims and causes of action (other than Litigation Claims) on behalf of or against the Debtor; and (d) such other powers as may be vested in or assumed by Reorganized Paragon pursuant to this Plan or as may be necessary and proper to carry out the provisions of this Plan.

          10.5. EXCULPATION AND LIMITATION OF LIABILITY. Reorganized Paragon shall be exculpated from and shall have no liability for any and all Claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon Reorganized Paragon by this Plan, the Confirmation Order or any other order of the Bankruptcy Court entered pursuant to or in furtherance of this Plan, or applicable law, or for any error of judgment made or action undertaken in good faith, other than as a result of fraud, gross negligence or willful misconduct. Reorganized Paragon shall not be liable for any action taken or omitted in good faith and reasonably believed by it to be authorized within the discretion or rights or powers conferred upon it by the Plan, the Confirmation Order or any other order of the Bankruptcy Court. In performing its duties hereunder, Reorganized Paragon shall have no liability for any action taken by it in good faith in accordance with the advice of counsel, accountants, appraisers and other professionals retained by it. Without limiting the generality of the foregoing, Reorganized Paragon may rely on copies of orders of the Bankruptcy Court reasonably believed by it to be genuine, and shall have no liability for actions taken in good faith in reliance thereon. Reorganized Paragon may rely without inquiry upon writings delivered to it hereunder which it reasonably believes in good faith to be genuine and to have been given by a proper Person. No holder of a Claim or Interest or other party in interest shall have or pursue any Claim or cause of action against Reorganized Paragon for making payments in accordance with or as otherwise permitted by this Plan or for implementing the provisions of this Plan in accordance with its terms.

          10.6.  DISTRIBUTION BY REORGANIZED PARAGON.   All  Distributions under
the Plan shall be made by Reorganized Paragon.

          10.7. ESTABLISHMENT AND MAINTENANCE OF DISBURSEMENT ACCOUNTS. On or before the Effective Date, the Debtor or Reorganized Paragon shall establish one or more segregated interest-bearing bank accounts in the name of Reorganized Paragon, which accounts shall be trust accounts for the benefit of each Class of Claims pursuant to the Plan and utilized solely for the investment and distribution of Cash consistent with the terms and conditions of the Plan. The

Disbursement Account(s) shall be maintained at one or more domestic banks or financial institutions, having a shareholders' equity or equivalent capital of not less than Five Hundred Million Dollars ($500,000,000), of Reorganized Paragon's choice, but in no event at any institution which is a party to the New Credit Agreement. Reorganized Paragon may invest Cash in Disbursement Account(s) in Cash Equivalents; PROVIDED, HOWEVER, that sufficient liquidity shall be maintained in such account or accounts to (a) make promptly when due all payments upon Disputed Claims if and when they become Allowed Claims, and (b) make promptly when due the other payments provided for in the Plan.

                                       XI.

                                  DISTRIBUTIONS

          11.1. TIMING OF DISTRIBUTIONS. Notwithstanding any provision of the Plan obligating Reorganized Paragon to make Distributions on a particular date, any Distributions and deliveries to be made hereunder to holders of Claims or Interests that are Allowed Claims or Allowed Interests as of such date shall be made on that date or as soon as reasonably practicable thereafter. Any Distributions and deliveries to be made to any holder of a Claim or Interest whose Claim or Interest is not an Allowed Claim or Allowed Interest at least ten
(10) Business Days prior to a particular Distribution Date shall be made on the first Distribution Date thereafter or upon such other terms as agreed to by Reorganized Paragon and the holder of such Claim or Interest.

          11.2. MANNER OF PAYMENT. Except with respect to Allowed DIP Claims, the Allowed Claims of P&G and K-C, and Allowed Prepetition Bank Claims, payment of which shall be made by wire transfer of same day funds to the extent required to be made in Cash, Cash Distributions to be made hereunder may, subject to Sections 11.12 and 11.13 below, be made, at the option of Reorganized Paragon, in Cash, by wire transfer or by check drawn on any domestic bank.

          11.3. PERSONS DEEMED HOLDERS OF REGISTERED SECURITIES. Except as otherwise provided herein, Reorganized Paragon (or its designee) shall be entitled, but not required, to treat the record holder of a registered security as the holder of the Claim or Interest respectively for purposes of all notices, payments or other Distributions under this Plan unless Reorganized Paragon shall have received from such record holder written notice by certified mail, return receipt requested, specifying the name and address of any new holder thereof (and the nature and amount of the Claim or Interest of such new holder) at least ten (10) Business Days prior to the date of such notice, payment or other Distribution. In the event of any dispute regarding the identity of any party entitled to any payment or Distribution in respect of any Claim or Interest under the Plan, no payments or Distributions shall be made in respect of such Claim or Interest until the Bankruptcy Court resolves such dispute pursuant to a Final Order.

          11.4. COMPLIANCE WITH TAX REQUIREMENTS. To the extent applicable, Reorganized Paragon shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Reorganized Paragon shall be entitled to deduct any federal, state or local withholding taxes from any payments made with respect to Allowed Claims or Allowed Interests, as appropriate.

          11.5.  INTENTIONALLY OMITTED.

          11.6. DE MINIMIS DISTRIBUTIONS. Notwithstanding anything herein to the contrary, the following provisions shall apply to Class 3A Claims and Class 4A Interests: Reorganized Paragon shall not have any obligation to make a Distribution of Cash to a holder of an Allowed Claim or Allowed Interest if such Distribution would be less than $10 (or such other amount ordered by the Bankruptcy Court) (the "Threshold Amount") except as provided herein. If, on any Distribution Date, the Pro Rata Share of Cash that otherwise would have been distributed to a holder of an Allowed Claim or Allowed Interest is less than the Threshold Amount, Reorganized Paragon shall reserve such holder's Pro Rata

Share of Cash until the first Distribution Date on which the amount to be distributed to such holder is equal to or greater than the Threshold Amount. If, at the time of the Final Distribution, the Pro Rata Share of Cash then allocable to an Allowed Claim or Allowed Interest but not distributed as a result of the foregoing sentence, is less than the Threshold Amount (taking into account prior amounts reserved under this section for such Claim or Interest but not paid), Reorganized Paragon shall not be required to make a Final Distribution of Cash on account of such Allowed Claim or Allowed Interest. If, at the time of Final Distribution, the Pro Rata Share of Cash then allocable to the holder of any Allowed Claim or Allowed Interest would be less than the Threshold Amount, Reorganized Paragon shall not be required to make a Final Distribution on account of such Allowed Claim or Allowed Interest but, in the case of Cash, may donate the Cash in the name of Reorganized Paragon to a not for profit charitable organization to be chosen by Reorganized Paragon.

          11.7. PERIODIC DISTRIBUTIONS TO HOLDERS OF ALLOWED UNSECURED CLAIMS AND ALLOWED OLD COMMON STOCK INTERESTS. On the Initial Distribution Date and each Periodic Distribution Date thereafter, Reorganized Paragon shall make a Distribution of Cash, New Securities and/or Warrants to each holder of an Allowed Unsecured Claim or Allowed Old Common Stock Interest, as the case may be, in an amount equal to its Pro Rata Share (calculated as of the applicable Distribution Date) of the Cash, New Securities and/or Warrants, as the case may be, allocated to the relevant Class.

          11.8. INITIAL DISTRIBUTIONS TO THE HOLDERS OF SUBSEQUENTLY ALLOWED UNSECURED CLAIMS AND ALLOWED INTERESTS. Reorganized Paragon shall distribute to the holders of Disputed Claims and Disputed Interests, as the case may be, as of the Initial Distribution Date, that become Allowed Claims or Allowed Interests after the Initial Distribution Date, Cash, New Securities and/or Warrants, as the case may be, in an amount equal to the aggregate amount of Cash, New Securities and/or Warrants, as the case may be, that would have been distributed as of the Initial Distribution Date and each prior Periodic Distribution Date (if any) to such holder in respect of such Allowed Claim or Allowed Interest had it been an Allowed Claim or Allowed Interest on the Initial Distribution Date and any subsequent Periodic Distribution Date. Any holder of a Claim or Interest whose Claim or Interest is so allowed after the tenth (10th) Business Day prior to the next Periodic Distribution Date shall receive its initial Distribution on the next succeeding Periodic Distribution Date. For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Securities and Warrants to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or received by the holders of Allowed Claims or Allowed Interests; PROVIDED, HOWEVER, that Reorganized Paragon shall withhold any payment until such Distribution actually is made.

          11.9. SUBSEQUENT PERIODIC DISTRIBUTIONS TO HOLDERS OF PREVIOUSLY ALLOWED CLAIMS AND PREVIOUSLY ALLOWED INTERESTS. Subject to the second sentence of Section 11.8 hereof, on each Periodic Distribution Date, Reorganized Paragon shall distribute to each holder of an Allowed Claim or Allowed Interest, as the case may be, on account of such Claim or Interest, an amount of Cash, New Securities and/or Warrants, as the case may be, equal to: (a) the Distribution from the relevant Disputed Claims Reserve that such holder of an Allowed Claim or Allowed Interest, as applicable, would have received had it not received any prior Distributions in respect of its Allowed Claims or Allowed Interests, less
(b) the total amount of any Distributions previously received in respect of its Allowed Claim or Allowed Interest. Subject to Section 11.16 hereof, such Distributions shall continue until the relevant Disputed Claims Reserve is depleted of Cash, New Securities and/or Warrants held in such Disputed Claims Reserve, other than as set forth below.

          11.10. FINAL DISTRIBUTION. On the first (1st) Business Day that is ten
(10) Business Days after the date on which all Claims or Interests in the relevant Class have been allowed by Reorganized Paragon or by Final Orders, Disallowed or estimated for Allowance purposes by Final Orders or withdrawn with prejudice (and in the case of Classes 3A and 4A, all Litigation Claims have been resolved) and the Chapter 11 Case can be closed under applicable law and rules, property remaining in the relevant Disputed Claims Reserve shall be distributed to holders of Allowed Claims and Allowed Interests or released to Reorganized Paragon, as the case may be, in accordance with the procedure set forth above for Periodic Distributions and subject to the provisions of Section 12.5 below, PROVIDED, HOWEVER, that such Distribution will be a final Distribution on account of all Claims and Interests.

          11.11. DISTRIBUTIONS ON DISPUTED CLAIMS. Notwithstanding anything to the contrary contained herein, no Distribution shall be made on account of any Claim or Interest that is partially an Allowed Claim or Allowed Interest and partially a Disputed Claim or Disputed Interest until such Claim or Interest is no longer Disputed in any respect.

          11.12.  DISBURSEMENT   OF  FUNDS  AND  DELIVERY  OF  NEW  SECURITIES.
Reorganized Paragon shall make Cash payments to the holders of Allowed Claims to the extent provided for in the Plan by check sent by first-class mail (or by other equivalent or superior means as determined by Reorganized Paragon in its sole and absolute discretion); PROVIDED, HOWEVER, that if any holder of an Allowed Claim is entitled to receive a Cash Distribution under the Plan, as of the Effective Date, in an amount in excess of $500,000, such holder shall have the option, exercisable by written notice executed by such holder and providing appropriate instructions delivered to the Debtor or Reorganized Paragon or such person designated by one of the foregoing, within thirty (30) calendar days prior to the applicable Distribution Date, to receive payment of Cash Distributions by wire transfer. On the Effective Date, the Debtor shall deposit Cash in the Professional Fee Reserve or provide other security (in form and substance reasonably acceptable to counsel to the Proponents) sufficient to pay Fee Claim holdbacks and estimated final allowances of compensation and reimbursement of expenses to Professionals. Distributions of Cash, New Securities and/or Warrants, as the case may be, pursuant to the Plan (including shares of New Common Stock subscribed to as part of the Wellspring Rights Offering) shall be effectuated on the Effective Date, the applicable Distribution Date, such other date consistent with the provisions of the Plan, or, with respect to each holder of an Allowed Claim or Allowed Interest, as soon thereafter as Reorganized Paragon has received all documentation required pursuant to the Plan.

          11.13. FRACTIONAL CENTS. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall revert to Reorganized Paragon.

          11.14. FRACTIONAL SECURITIES. No fractional shares of New Common Stock shall be issued in connection with the Plan.

                  (a) NEW COMMON STOCK. Whenever the issuance of a fractional interest of New Common Stock shall otherwise be called for, fractional shares of New Common Stock will be rounded to the next greater or lower number, as follows: (i) fractions of 1/2 or greater will be rounded to the next higher whole number, and (ii) fractions of less than 1/2 will be rounded to the next lower whole number, including zero.

                  (b) NEW NOTES. New Notes will be issued only if the Wellspring Stock Purchase Agreement is consummated and only in denominations of $1,000. Whenever the issuance of a fractional New Note shall otherwise be called for, the actual issuance on account of New Notes will be rounded up or down to the nearest multiple of $1,000 or $0, as the case may be, and the difference in value will be accounted for by Paragon by a distribution of Cash.

                  (c) NEW WARRANTS. No fractional Warrants shall be issued under the Plan.

          11.15. DISPUTED PAYMENTS. In the event of any dispute between or among claimants as to the right of any Person to receive or retain any payment or Distribution to be made to such Person under the Plan, Reorganized Paragon may, in lieu of making such payment or Distribution to such Person, instead hold such payment or Distribution until the disposition thereof is determined by Final Order of the Bankruptcy Court.

          11.16. UNCLAIMED PROPERTY. If any Distribution remains unclaimed for a period of twelve (12) months after it has been delivered (or attempted to be delivered) in accordance with the Plan to the holder entitled thereto, such Unclaimed Property shall be forfeited by such holder whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably
(a) in the case of all Classes other than Classes 3A and 4A, become the property of Reorganized Paragon, and (b) in the case of Classes 3A and 4A, be available for future Distributions to remaining holders of Allowed Unsecured Claims in Class 3A or Allowed Interests in Class 4A, as applicable, and the holder of the Allowed Claim or Allowed Interest previously entitled to such Unclaimed Property shall cease to be entitled thereto.

                                      XII.

                DISPUTED CLAIMS, DISPUTED INTERESTS, ESTIMATION,
               RESERVES AND MISCELLANEOUS DISTRIBUTION PROVISIONS

          12.1. OBJECTIONS TO CLAIMS; PROSECUTION OF DISPUTED CLAIMS. Unless otherwise ordered by the Bankruptcy Court, only the Debtor or Reorganized Paragon shall be empowered to object to the allowance of Claims or Interests filed or deemed filed with the Bankruptcy Court with respect to which it disputes liability in whole or in part; provided, however, that the Litigation Claims Representative may object to the allowance of any claim arising from or relating to the assertion or prosecution of any Litigation Claim. All objections shall be litigated to Final Order; PROVIDED, HOWEVER, that Reorganized Paragon shall have the authority to file, settle, compromise or withdraw any objections to Claims without approval of the Bankruptcy Court as permitted by the Bankruptcy Code and/or Bankruptcy Rules; and PROVIDED, FURTHER, HOWEVER, that the consent of the Creditors' Committee (unless otherwise ordered by the Bankruptcy Court) shall be required for allowance by settlement of any Claim in excess of $250,000.00. Unless otherwise ordered by the Bankruptcy Court, Reorganized Paragon shall file and serve all objections to Claims as soon as practicable, but in no event later than, the Claims Objection Deadline, or such later date as may be approved by the Bankruptcy Court.

          12.2. ESTIMATED CLAIMS SCHEDULE. At or prior to the commencement of the Confirmation Hearing, the Debtor shall submit a schedule, as of such date (the "Estimated Claims Schedule"), reflecting:

                  (a) the estimated aggregate amount, as of such date, of Allowed Claims or Allowed Interests in each Class under the Plan;

                  (b) the estimated aggregate amount, as of such date, of Disputed Claims or Disputed Interests in each Class under the Plan; and

                  (c) the estimated aggregate amount, as of such date, of Disputed Claims and Disputed Interests in each Class under the Plan that the Debtor believes ultimately may become Allowed Claims and Allowed Interests.

          12.3. ESTIMATION ORDER. On or before the Effective Date, the Debtor shall seek an Estimation Order establishing the aggregate amount of all Claims and Interests that would be allowable in each Class based upon the Estimated Claims Schedule. Such Estimation Order shall set the maximum allowable aggregate amount of Claims and Interests in each Class for purposes of Distributions hereunder. Notwithstanding anything to the contrary contained herein, such Estimation Order shall NOT: (a) fix the amount of ultimately Allowed Claims or Interests for purposes of Final Distributions hereunder; (b) result in the allowance of any individual Claim or Interest; (c) impose any obligation upon Reorganized Paragon for Distributions in excess of those expressly set forth herein; or (d) prejudice any creditor's rights under section 502(j) of the Bankruptcy Code.

          12.4. NO RECOURSE TO REORGANIZED PARAGON. If the allowed amount of any particular Disputed Claim or Disputed Interest is or may be reconsidered under section 502(j) of the Bankruptcy Code and Bankruptcy Rule 3008, or any other applicable law, and/or is or may be ultimately allowed in an amount that is greater than the estimated amount of such Claim or Interest, or the ultimately allowed amount of all Disputed Claims or Disputed Interests in a particular Class is or may be greater than the estimated aggregate amount of such Claims or Interests, no Claim holder or Interest holder shall have recourse to Reorganized Paragon (or any property thereof) or any Cash, New Securities or Warrants previously distributed on account of any Allowed Claim or Allowed Interest, except that such Claim or Interest holder shall have recourse only to undistributed Cash, New Securities and Warrants, as applicable to its Class, and, if the Wellspring Stock Purchase Agreement is not consummated, Reorganized Paragon may issue such additional New Common Stock, up to the total number of shares authorized to be issued as of the Effective Date.

          12.5. DISPUTED CLAIMS RESERVES. In accordance with this Section 12.5 and any Estimation Order entered by the Bankruptcy Court before such date, on the Effective Date, Reorganized Paragon shall establish a separate Disputed Claims Reserve for each Class of Claims and Interests. Property reserved under this Section shall be set aside, segregated and, in the case of Cash, held in an interest bearing account to be established and maintained by Reorganized Paragon pending resolution of such Disputed Claims and Disputed Interests. As and to the extent that the amount of any Disputed Claim (other than a Disputed Unsecured Claim) or Disputed Interest (other than a Disputed Old Common Stock Interest) exceeds the amount of such Claim or such Interest which ultimately is allowed, any excess Cash, New Securities and/or Warrants in the applicable Disputed Claims Reserve previously reserved for on account of such Disputed Claim or Disputed Interest shall be released to Reorganized Paragon. With respect to Disputed Unsecured Claims in Class 3A and Disputed Interests in Class 4A, as and to the extent that the amount of any Disputed Unsecured Claim or Disputed
Interest exceeds the amount of such Claim or Interest that is ultimately allowed, any excess Cash, New Securities and/or Warrants in the Disputed Claims Reserve for Class 3A or Class 4A, as applicable, shall be made available for distribution to holders of Allowed Claims in Class 3A or Allowed Interests in Class 4A, as applicable. Each Disputed Claims Reserve shall be terminated once all Distributions and other dispositions of all Cash, New Securities and/or Warrants required hereunder relevant to such Disputed Claims Reserve have been made in accordance with the terms of the Plan. If a Disputed Interest Reserve is established hereunder, all references to Disputed Claims Reserve shall apply to the Disputed Interest Reserve and all references to Claims, Allowed Claims and Disputed Claims shall apply to Interests, Allowed Interests, and Disputed Interests as the context requires.

          12.6. FLUCTUATION IN VALUE OF NEW SECURITIES. The value of New Securities and Warrants held in reserve under Section 12.5 of the Plan is likely to fluctuate. Reorganized Paragon does not, and shall be deemed not to, represent or warrant that the value of the New Securities and Warrants will not decline after the Effective Date. Reorganized Paragon also shall not otherwise assume any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest which becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of a reserved security pending determination of the amount of such Disputed Claim or Disputed Interest. The risk or benefit of any appreciation or depreciation in the value of any reserved securities shall be borne by the party to whom such security is ultimately distributed.

          12.7. VOTING OF CERTAIN NEW COMMON STOCK. New Common Stock that is Unclaimed Property or held in Disputed Claims Reserves shall be voted at any meeting of the stockholders of Reorganized Paragon in proportion to the actual vote of the shares of New Common Stock that is not held as Unclaimed Property or in Disputed Claims Reserves.

          12.8. RETURNED DISTRIBUTIONS. In the event that any Distribution of property is returned to Reorganized Paragon due to an incorrect or incomplete address for the holder entitled thereto, Reorganized Paragon shall use reasonable efforts to obtain an accurate address for such holder. If reasonable efforts have not yielded an accurate address for such holder within 180 calendar days after the date the Distribution of the returned property was made, then the property to be distributed to such holder shall be deemed to be Unclaimed Property in respect of such Claim or Interest and shall be treated as provided in Section 11.16 of the Plan.

          12.9. ESTIMATION OF CLAIMS. The Debtor or Reorganized Paragon, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or Reorganized Paragon previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either an estimated allowed amount for purposes of Distributions under the Plan or an estimation for purposes of allowance, but shall not fix a maximum limitation on such Claim as an ultimately Allowed Claim, as determined by the Bankruptcy Court. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

          12.10. AMENDMENTS OF CLAIMS. Except as otherwise provided in the Plan, a Claim may be amended: (a) no later than ten (10) days prior to the Confirmation Hearing, only as agreed upon by the Debtor and the holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules, or applicable law; or (b) after such time, to decrease, but not increase, the face amount of such Claim. Any Claim (other than Claims timely filed based upon the rejection of any executory contract or unexpired lease) filed after the Confirmation Date shall be deemed Disallowed and expunged without further action by the Debtor or the Bankruptcy Court unless the claimant obtained prior Bankruptcy Court approval to file such claim.

                                      XIII.

                  WAIVERS, DISCHARGE, RELEASE, INDEMNIFICATION,
                      ABANDONMENT, AND SETTLEMENT OF CLAIMS

          13.1. DISCHARGE OF DEBTOR. Except as otherwise specifically provided by the Plan or the Confirmation Order, the Confirmation of the Plan (subject to the occurrence of the Effective Date) shall operate as a discharge, pursuant to section 1141(d)(1) of the Bankruptcy Code, of the Debtor and Reorganized Paragon from any debt, Claim or Interest that arose before the Confirmation Date, including, but not limited to, all principal and interest, whether accrued before, on, or after the Petition Date, and any debt, Claim or Interest of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim or Interest is Filed or is deemed Filed, whether or not such Claim or Interest is Allowed, and whether or not the holder of such Claim or Interest has voted on the Plan. On the Effective Date, as to every discharged debt, Claim and Interest, the holder of such debt, Claim or Interest shall be precluded from asserting against the Debtor, the Debtor's assets or properties, and against Reorganized Paragon, any other or further Claim or Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

          13.2. COMPLETE SATISFACTION. Except as otherwise specifically provided by the Plan, the treatment of Claims and Interests and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
Date) of (a) all Claims against, liabilities of, liens on, obligations of and Interests in the Debtor or Reorganized Paragon or the direct or indirect assets and properties of the Debtor or Reorganized Paragon, whether known or unknown, and (b) all causes of action (whether known or unknown, either directly or derivatively through the Debtor or Reorganized Paragon) against, Claims against, liabilities (as guarantor of a Claim or otherwise) of, liens on the direct or indirect assets and properties of, and obligations of the Debtor, Reorganized Paragon and their successors and assigns, and present and former directors, officers, and employees of the Debtor based on the same subject matter as any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not allowed and whether or not the holder of the Claim or Interest has voted on the Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not allowed and whether or not the holder of the Claim or Interest has voted on the Plan.

          13.3. RELEASE OF DEBTOR. Except as otherwise specifically provided by the Plan or the Confirmation Order (and subject to the occurrence of the Effective Date), any holder of a Claim or Interest accepting any Distribution or other treatment pursuant to the Plan shall be presumed conclusively to have released the Debtor and Reorganized Paragon, their successors and assigns, and their respective present and former directors, officers, and employees of the Debtor, and any Person claimed to be liable derivatively through and of the foregoing, from any Claim or cause of action based on the same subject matter as the respective Claim or Interest. The release described in the preceding sentence shall be enforceable as a matter of contract against any holder of a Claim or Interest timely notified of the provisions of the Plan.

          13.4. EXONERATION.   The  entry  of  the  Confirmation  Order  shall
constitute the determination by the Bankruptcy Court that the Debtor, Reorganized Paragon and its officers, directors, partners, employees, members or agents, and each Professional, attorney, financial advisors, accountant, or other professional employed by any of them and the members of the Creditors' Committee and the Equity Committee (in their capacity as such), P&G, K-C and Wellspring, and any Professionals, attorneys, financial advisor, accountants or other professionals employed by the Creditors' Committee, the Equity Committee, P&G, K-C or Wellspring, shall have acted in good faith within the meaning of section 1125(e) and 1129(a)(3) of the Bankruptcy Code, and shall be entitled to the benefits of section 1125(e) of the Bankruptcy Code. Notwithstanding the provisions of this Section 13.4, Wellspring shall not be exonerated or relieved of its obligations under the Wellspring Commitment or the Wellspring Stock Purchase Agreement or any breach of its obligations thereunder.

          13.5. INDEMNIFICATION. In order to facilitate Paragon's expeditious and effective reorganization, the Debtor and Reorganized Paragon shall indemnify, hold harmless and reimburse each of the Debtor's respective present and former officers, directors and employees from and against any and all losses, Claims, damages, liabilities and actions asserted or filed against such present and former officers, directors and employees for, by reason of, arising from, in connection with, involving or relating to services rendered or acts or omissions to act in those capacities relating to or arising out of the Plan, the P&G Settlement or the K-C Settlement, or any efforts to defend or protect against, resolve or settle the Texas Action, the Delaware Action or the facts or Claims alleged or asserted, or which could have been alleged or asserted, in the Delaware Action, the Texas Action or the Plan. All rights of the Debtor's present and former officers, directors and employees with respect to indemnification and limitation of liability under any provision of law, the Certificate of Incorporation or Bylaws of the Debtor, or otherwise, from and against any and all losses, claims, damages, liabilities and actions shall survive confirmation of the Plan and shall not be discharged pursuant to section 1141 of the Bankruptcy Code. The Debtor and Reorganized Paragon shall pay any legal or other expenses reasonably incurred by such present or former officers, directors, or employees in connection with this indemnification or the enforcement thereof, or in connection with any claim against which such present or former officer, director, or employee is indemnified or for which liability is limited. Notwithstanding the foregoing, the Debtor's and Reorganized Paragon's obligations under this Section 13.5 for any Prepetition Claims for indemnity shall be limited to the extent of available insurance coverage. Reorganized Paragon shall be responsible for paying any deductibles associated with any such insurance, and the Debtor or Reorganized Paragon shall obtain tail insurance coverage for a period of six years after the Effective Date under the Debtor's existing or a comparable directors and officers insurance policy. On the Effective Date, the Debtor will be conclusively deemed to release all directors and officers of the Debtor holding such offices at any time during the period from and including the Petition Date through and including the Confirmation Date from all liability based upon any act or omission related to past service with, for or behalf of the Debtor except for:

                           (i) any indebtedness of any such Person to the Debtor for money borrowed by such Person;

                           (ii) any  setoff  or  counterclaim  the   Debtor  has
         against such Person for money borrowed by such Person;

                           (iii) the uncollected amount of any claim made by the Debtor (whether in a filed pleading, by letter or otherwise asserted in writing) prior to the Effective Date against such Person which claim has not been adjudicated to Final Order, settled or compromised; or

                           (iv)   claims   arising   from  the  fraud,   willful
         misconduct, gross negligence or willful breach of fiduciary duty of such Person.

          13.6. RELEASE OF COMMITTEE MEMBERS. On the Confirmation Date, subject to the occurrence of the Effective Date, the Debtor shall be deemed to have released all causes of action against the members of the Committees, in their respective capacities as such (but not in their capacities as holders of Claims against or Interests in the Debtor and not with respect to Litigation Claims).

          13.7. ENFORCEABILITY OF RELEASES. Notwithstanding anything contained herein to the contrary, the foregoing release provisions of this Article XIII above with respect to the release of non-Debtor third parties shall be enforced only to the extent permitted by applicable bankruptcy and non-bankruptcy law.

          13.8.  ADDITIONAL  RELEASES.  The releases embodied in the Plan are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, to the Debtor by any other Person or by the Debtor to any other Person, including, for example, the releases contemplated and provided for in the P&G Settlement Agreement and the K-C Settlement Agreement.

          13.9. INJUNCTION. The satisfaction, release and discharge pursuant to this Article XIII also shall act as an injunction against any Person commencing or continuing to prosecute or commence any act, action, employment of process, or act to collect, offset or recover any Claim, Interest or cause of action satisfied, released or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

          13.10. TERMS OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          13.11. PRESERVATION OF LITIGATION CLAIMS: Notwithstanding anything contained herein to the contrary, including but not limited to any release provided under Section 13.6 hereof, nothing contained in this Plan shall be interpreted as or result in the release of Weyerhaeuser, Pope & Talbot, Oracle Corporation or Andersen Consulting LLP from any Litigation Claim.

                                      XIV.

                    CONDITIONS TO CONFIRMATION/EFFECTIVE DATE

          14.1.   CONDITIONS  PRECEDENT  TO  CONFIRMATION.   At   or   prior  to
Confirmation,  the following  conditions must occur and be satisfied:

                  (a) DISCLOSURE STATEMENT ORDER. An order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered;

                  (b) THE P&G SETTLEMENT AGREEMENT. The P&G Settlement Order shall not have been reversed, stayed, modified or amended in any manner not acceptable to the Proponents and P&G, and the P&G Settlement Agreement (and licenses annexed thereto) shall not have been terminated by P&G or deemed terminated in accordance with their respective terms;

                  (c) THE K-C SETTLEMENT AGREEMENT. The K-C Settlement Order shall not have been reversed, stayed, modified or amended in any manner not acceptable to the Proponents and K-C, and the K-C Settlement Agreement (and licenses annexed thereto) shall not have been terminated by K-C or deemed terminated in accordance with their respective terms;

                  (d) ESTIMATION ORDER. All Disputed Claims or Interests that are contingent or unliquidated shall have been estimated or otherwise fixed (either individually or in the aggregate) by one or more Estimation Orders; and

                  (e) EXIT FACILITY COMMITMENT. The Debtor shall have received a
commitment  for  the  New  Credit   Agreement  from  a  creditworthy   financial
institution.

          14.2. CONDITIONS PRECEDENT TO EFFECTIVE DATE. Before the Effective Date occurs, the following conditions must occur and be satisfied:

                  (a) ENTRY OF CONFIRMATION ORDER; NO STAY. The Confirmation Order shall have been entered, and no order of any court shall have been entered and shall remain in effect (i) reversing, staying, remanding or otherwise hindering the effectiveness of the Confirmation Order, the P&G Settlement Order or the K-C Settlement Order or (ii) enjoining or restraining the Debtor from consummating the Plan, the P&G Settlement Agreement, or the K-C Settlement Agreement;

                  (b) EXIT FINANCING. All conditions precedent to closing the New Credit Agreement (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Credit Agreement shall have been consummated;

                  (c) DOCUMENTS EXECUTED. All other documents required to be delivered under the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited by such documents; and

                  (d) CASH  FOR  CLOSING.   Reorganized   Paragon   shall  have
sufficient Cash on hand or availability under the New Credit Agreement to make timely Distributions of Cash required hereunder.

          14.3. ADDITIONAL CONDITIONAL PRECEDENTS TO EFFECTIVE DATE. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, before the Effective Date occurs, the following additional conditions must occur and be satisfied:

                  (a) CONFIRMATION DATE. The Confirmation Date shall have occurred no later than January 15, 2000 or such later date as may be determined by the Proponents and Wellspring, with the consent of P&G and K-C, such consent not to be unreasonably withheld;

                  (b) CONSUMMATION OF THE WELLSPRING STOCK PURCHASE AGREEMENT. All conditions precedent to consummation of the Wellspring Stock Purchase Agreement other than the occurrence of the Effective Date shall have been satisfied or waived as set forth therein;

                  (c) TRUST INDENTURE ACT. The New Notes shall qualify under the Trust Indenture Act of 1939, as amended; and

                  (d) EFFECTIVE DATE. The Effective Date shall have occurred on or before February 15, 2000.

          14.4. WAIVER OF CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION. Notwithstanding anything to the contrary contained in the Plan, the Proponents may waive, with the consent of P&G and K-C (which consent shall not be unreasonably withheld) any of the conditions precedent to (a) Confirmation set forth in Sections 14.1(b) through 14.1(e) above, and (b) the Effective Date set forth in Sections 14.2(d) and, with the consent of Wellspring, Section 14.3 above.

          14.5. MOOTNESS. The Proponents shall enjoy the benefit of the mootness doctrine with respect to any conditions waived by the Proponents.

                                       XV.

                            MISCELLANEOUS PROVISIONS

          15.1. ADMINISTRATION PENDING EFFECTIVE DATE. Prior to the Effective Date, the Debtor shall continue to operate its business as a Debtor in Possession, subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. After the Effective Date, Reorganized Paragon may operate its businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

          15.2. CARRYING OUT OF TERMS. All terms of the Plan may be put into effect and carried out, without further action by the directors or shareholders of Paragon or Reorganized Paragon, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein. All costs associated with the carrying out of the terms of the Plan, including, but not limited to, costs for mailing, printing and balloting shall be paid for and borne by the Debtor and its Estate.

          15.3. WITHDRAWAL OF THE PLAN. The Proponents, acting jointly and unanimously, reserve the right, at any time prior to the Confirmation Date, to revoke or withdraw the Plan. Withdrawal of one Proponent as a proponent of this Plan shall not constitute a withdrawal of the Plan, and the remaining Proponent may seek confirmation of this Plan and, upon such occurrence, the term "Proponents" as used in this Plan shall refer solely to the remaining Proponent for all purposes. If the Proponents revoke or withdraw the Plan or if the Confirmation Date does not occur, then the Plan shall be deemed null and void and of no force and effect.

          15.4. AMENDMENTS AND MODIFICATIONS TO PLAN. The Plan may be altered, amended or modified by the Proponents, acting jointly and unanimously, before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code. The Proponents reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Proponents may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as it may be modified if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder. Notwithstanding anything to the contrary contained in this Section 15.4 or any other provision of the Plan: (a) provided the Wellspring Stock Purchase Agreement has been executed and has not been terminated, Sections 7.5, 7.6, 9.11, 9.12, 9.19(a), 9.21, 13.3, 13.4, 13.5, 13.9 hereof and any provisions
(including any definition) which (1) provide that Wellspring's consent or approval is required or that a document must be satisfactory to Wellspring or
(2) relate to the New Notes, New Notes Amount, the New Common Stock or the Warrants to be issued if the Wellspring Stock Purchase Agreement is executed and has not been terminated, may not be altered, amended or modified without the express written consent of Wellspring (which consent shall not be unreasonably withheld); and (b) each of the Proponents hereby irrevocably agrees that the provisions of Section 13.5 hereof shall not be altered, amended, or modified in any material respect.

          15.5. SEVERABILITY. If any provision of the Plan is determined to be unenforceable, such determination shall not limit or affect the enforceability and operative effect of any other provisions of the Plan. Subject to the last sentence of Section 15.4 hereof, to the extent any provision of the Plan would, by its inclusion in the Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Bankruptcy Court, on the request of the Proponents, may modify or amend such provision, in whole or in part, as necessary to cure any defect or remove any impediment to the confirmation of the Plan existing by reason of such provision. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as it may be modified in accordance with this Section if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

          15.6. CONFIRMATION ORDER. The Confirmation Order shall ratify all transactions effected by the Debtor during the period commencing on the Petition Date and ending on the Confirmation Date.

          15.7.   COMPLIANCE WITH SECURITIES LAWS AND TAX REQUIREMENTS.

                  (a) SECTION 1145 EXEMPTION. Pursuant to, in accordance with and solely to the extent provided under section 1145 of the Bankruptcy Code, the original issuance of the New Common Stock, the issuance of the New Notes, the Rights, the New Common Stock to be issued upon exercise of any stock options approved as part of the Plan and the issuance of the Warrants, are exempt from the registration requirements of section 5 of the Securities Act and any state or local law requiring or licensing of an issuer, underwriter, broker or dealer in, such New Notes or New Common Stock.

                  (b) SECTION 1146 EXEMPTION. To the extent permitted by section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of the Debtor pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

          15.8. INTERPRETATION, RULES OF CONSTRUCTION, COMPUTATION OF TIME, AND CHOICE OF LAW.

                  (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

                  (b) Any term used in the Plan that is not defined in the Plan, either in Article I (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein. The definitions and rules of construction contained herein do not apply to the Disclosure Statement or to the Exhibits to the Plan except to the extent expressly so stated in the Disclosure Statement or in each Exhibit to the Plan.

                  (c) The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan as a whole and not to any particular Article, Section, subsection or clause contained in the Plan, unless the context requires otherwise.

                  (d) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

                  (e) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                  (f) Any reference in the Plan to an existing document or exhibit means such document or exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date.

                  (g) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

                  (h) Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

                  (i) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  (j) All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

                  (k) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

          15.9. BINDING EFFECT OF THE PLAN. The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, Reorganized Paragon, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Person affected by the Plan.

          15.10.  PAYMENT OF STATUTORY FEES.   All  fees  payable  pursuant   to
section 1930 of title 28 of the United States Code shall be paid on or as soon as reasonably practicable after the Effective Date or the date such fees become due, as applicable.

          15.11.  DISSOLUTION  OF  COMMITTEES.   On  the  Effective  Date,  the
Creditors' Committee and Equity Committee shall cease to exist and their members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Chapter 11 Case; provided, however, that (a) members and/or professionals of such Committees may pursue applicable Fee Claims; (b) counsel to the Creditors' Committee shall be entitled to (i) monitor the Claims review, objection and reconciliation process, bring the status of such process to the attention of the Bankruptcy Court, and be heard with respect to any proposed resolution of a Claim for which Bankruptcy Court approval is sought, and (ii) receive from Reorganized Paragon compensation for services rendered and reimbursement for expenses incurred in connection with such monitoring, in an amount not to exceed, without Reorganized Paragon's prior written consent or further Bankruptcy Court order obtained on reasonable notice to Reorganized Paragon, $7,500 per month and $75,000 in the aggregate; and (c) the Equity Committee may appoint a subcommittee (not to exceed three members) to continue in existence after the Effective Date and such subcommittee shall have the right to consult, and shall exist solely for the limited purpose of consulting, with the Litigation Claims Representative regarding the status of
the  Litigation  Claims   (reasonable   expenses
incurred by members of the subcommittee may be reimbursed by the Litigation Claims Representative from the Litigation Fund).

          15.12. GOVERNING LAW. Except to the extent the Bankruptcy Code or other federal law is applicable, or to the extent that an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

          15.13. METHOD OF NOTICE. All notices required to be given under the Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

         If to the Debtor or Reorganized Paragon, to:

                  Paragon Trade Brands, Inc.
                  180 Technology Parkway
                  Atlanta, GA  30092
                  Attn:  General Counsel
                  (678) 969-5000

                  with copies to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York  10019-6099
                  Attn:    Myron Trepper, Esq.
                           Marc Abrams, Esq.
                  (212) 728-8000

                  and

                  Alston & Bird LLP
                  1201 West Peachtree
                  Atlanta, Georgia  30309-3424
                  Attn:    Dennis Connolly, Esq.
                  (404) 881-7000

         If to the Creditors' Committee, to:

                  O'Melveny & Myers, LLP
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022
                  Attn:    Adam Harris, Esq.
                           Joel Zweibel, Esq.
                  (212) 326-2000

         If to the Equity Committee, to:

                  Andrews & Kurth LLP
                  600 Travis, Suite 4200

                  Houston, Texas 77002
                  Attn:  John Lee, Esq.
                  (713) 220-4260

         If to P&G, to:

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, OH  44114-1190
                  Attn:  David Heiman, Esq.
                  (216) 586-7715

         If to K-C, to:

                  Sidley & Austin
                  Bank One Plaza
                  Ten South Dearborn
                  Chicago, IL  60603
                  Attn:  Shalom Kohn, Esq.
                  (312) 853-7756

         If to Wellspring, provided the Wellspring Stock Purchase Agreement has been consummated, to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attn:  Robert Drain, Esq.
                  (212) 373-3236

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given to such parties under the Plan shall be effective when received.

          15.14.  AUTHORIZATION   OF  CORPORATE   ACTION.   The  entry  of  the
Confirmation Order shall constitute authorization for the Debtor and Reorganized Paragon to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of the Plan prior to and through the Effective Date (including, without limitation, the filing of or amending or restating of the Restated Certificate of Incorporation), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for under the Plan involving the corporate structure of the Debtor and/or Reorganized Paragon in connection with the Plan, and any corporate action required by the Debtor and/or Reorganized Paragon in connection with the Plan, shall be deemed to have occurred and shall be in effect pursuant to any applicable state law and the Bankruptcy Code, without any requirement of further action by the stockholders or directors of the Debtor and/or Reorganized Paragon. On the Effective Date, the appropriate officers of Reorganized Paragon and members of the New Board are authorized and directed to execute and deliver the relevant agreements, documents and instruments contemplated by the Plan and the Disclosure Statement in the name of and on behalf of Reorganized Paragon.

          15.15.  CONTINUED   CONFIDENTIALITY   OBLIGATIONS.     Notwithstanding
anything to the contrary contained herein, pursuant to the terms thereof, members of and advisors to any Committee, any other holder of a Claim or Interest and their respective predecessors and successors shall continue to be obligated and bound by terms of any confidentiality agreement executed by them in connection with the Chapter 11 Case or the Debtor, to the extent that such agreement, by its terms, may continue in effect after the Confirmation Date.

                                      XVI.

                            RETENTION OF JURISDICTION

          16.1. RETENTION OF JURISDICTION. The Bankruptcy Court shall retain and have exclusive jurisdiction over the Chapter 11 Case for, INTER ALIA, the following purposes:

                  (a) CLAIMS.   To   determine   the   amount,   allowability,
classification, or priority of Claims against or Interests in the Debtor and to allow, disallow, estimate, liquidate or determine any Claim or Interest and to enter or enforce any order requiring the filing of any Claim or Interest before a particular date;

                  (b) INJUNCTION ETC. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Case on or before the Effective Date with respect to any Person;

                  (c) VESTING. To protect the property of the Estate revesting in Reorganized Paragon from claims against, or interference, with such property, including actions to quiet or otherwise clear title to such property, to determine ownership of claims and causes of action retained under the Plan or to resolve any dispute concerning liens, security interest or encumbrances on any property of Reorganized Paragon;

                  (d) PRIORITY CLAIMS. To determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims, Fee Claims, DIP Claims, or any other request for payment of Claims or fees or expenses;

                  (e) DISPUTE RESOLUTION. To resolve any and all disputes concerning, arising under or related to the Plan, the P&G Settlement Agreement and P&G Settlement Order, the K-C Settlement Agreement and K-C Settlement Order, and the making of distributions hereunder and thereunder (PROVIDED, HOWEVER, that the Bankruptcy Court shall not retain jurisdiction with respect to disputes arising under or related to the licenses granted in connection with the P&G Settlement Agreement and the K-C Settlement Agreement);

                  (f) LEASES AND EXECUTORY CONTRACTS. To determine any and all matters relating to the rejection, assumption, or assignment of executory contracts or unexpired leases of the Debtor, or to determine any motion to reject an executory contract or unexpired lease of the Debtor, where (a) the parties cannot resolve the cure amount therefor, or (b) the Debtor mistakenly had determined that any such agreement was not an executory contract or unexpired lease, and to determine the allowance of any Claims resulting from the rejection of executory contracts and unexpired leases;

                  (g) WELLSPRING STOCK PURCHASE AGREEMENT. To hear and determine any and all matters, claims or disputes arising from or relating to the Wellspring Stock Purchase Agreement or any other document between the Debtor and Wellspring that was executed in connection with this Plan;

                  (h) ACTIONS. To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted prior to the closing of the Chapter 11 Case, including any remands;

                  (i) GENERAL MATTERS. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code;

                  (j) PLAN MODIFICATION. To modify the Plan under section 1127 of the Bankruptcy Code, and/or remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

                  (k) AID  CONSUMMATION.   To  issue  such  orders  in  aid  of
consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

                  (l) LITIGATION. To enable the Litigation Claims Representative to prosecute any Litigation Claims to Final Order and to enable the Debtor to prosecute any and all proceedings which have been brought to set aside liens or encumbrances and, if commenced prior to the Effective Date, to recover any transfers, assets, properties or damages to which the Debtor may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

                  (m) IMPLEMENTATION  OF  CONFIRMATION   ORDER.  To  enter  and
implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (n) RESOLVE DISPUTES. To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Case, an Applicable Bar Date, the hearing to consider approval of the Disclosure Statement, the Confirmation Hearing, and for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

                  (o) ORDERS. To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, or other agreements or documents created in connection with the Chapter 11 Case or the Plan and to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Case;

                  (p) CONTROVERSIES. To resolve controversies and disputes regarding interpretation, implementation, enforcement and consummation of the Plan, the K-C Settlement Agreement, the P&G Settlement Agreement, or any other exhibit to the Plan or related document (PROVIDED, HOWEVER, that the Bankruptcy Court shall not retain jurisdiction with respect to disputes arising under or related to the licenses granted in connection with the P&G Settlement Agreement and the K-C Settlement Agreement);

                  (q) DETERMINE TAX LIABILITY. To determine any tax liability pursuant to sections 346, 505 and/or 1146 of the Bankruptcy Code;

                  (r) RESERVES. To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

                  (s) VALIDITY.  To   hear   and   resolve   claims  or  actions
challenging the validity or enforceability of any provision of the Plan; and

                  (t) FINAL DECREE. To enter a final decree closing the Chapter 11 Case.


                                          Respectfully submitted,

Dated:     Norcross, Georgia
           January 13, 2000

                                          PARAGON TRADE BRANDS, INC.


                                          By: /s/ Alan J. Cyron
                                              ---------------------
                                              Alan J. Cyron
                                              Chief Financial Officer

Dated:     Atlanta, Georgia
           January 13, 2000

                                              THE OFFICIAL COMMITTEE OF
                                              UNSECURED CREDITORS OF
                                              PARAGON TRADE BRANDS, INC.


                                              By: /s/ John T. Seeds
                                                  ---------------------
                                                  John T. Seeds
                                                  Wachovia Bank of Georgia, N.A.
                                                  As Chairman of the Creditors'
                                                    Committee

                                LIST OF EXHIBITS



                  Exhibit A              Summary of Wellspring Plan Warrants

                  Exhibit B              Summary of Standalone Plan Warrants

                  Exhibit C              Wellspring Commitment

                  Exhibit D              Wellspring Rights Offering Procedures

                  Exhibit E              Wellspring Stock Purchase Agreement